QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CPI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303
January 25, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of CPI International, Inc. (the "Company") to be held on February 26, 2008, at 9:00 a.m. local time, at The Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, California 94030.

        At the meeting, you will be asked to consider and vote on the election of directors and the ratification of KPMG LLP as the Company's independent registered public accounting firm. Accompanying this letter is the formal notice of the Annual Meeting of Stockholders, proxy statement and proxy card relating to the meeting. The proxy statement contains important information concerning the matters to be acted upon at the meeting.

        Your vote is very important regardless of how many shares you own. We hope you can attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible so that your vote will be counted. If you attend the meeting, you may vote in person if you wish, even though you may have previously returned your proxy card.

Very truly yours,

O. Joe Caldarelli Chief Executive Officer

CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2008

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting (the "Annual Meeting") of Stockholders of CPI International, Inc., a Delaware corporation (the "Company"), will be held at The Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, California 94030, on February 26, 2008, at 9:00 a.m. local time. At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon:

          1.     the election of two directors to serve for a three-year term ending at the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          2.     the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2008; and

          3.     any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Information regarding the two Board of Directors nominees is contained in the accompanying proxy statement, which you are urged to read carefully.

        The Company's Board of Directors has fixed the close of business on January 2, 2008 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of stockholders as of the record date will be available for inspection at the Company's corporate headquarters during business hours for a period of 10 days before the Annual Meeting.

        Your vote is very important. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                      By Order of the Board of Directors,

                      Joel A. Littman
                       Corporate Secretary

Palo Alto, California
January 25, 2008

CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2008

GENERAL

        This proxy statement is being furnished to the stockholders of CPI International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on Tuesday, February 26, 2008, at 9:00 a.m. local time, at The Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, California 94030, and at any adjournments or postponements thereof.

        At the Annual Meeting, holders of the Company's common stock, $0.01 par value per share, will be asked to vote upon: (1) the election of two directors to serve for a three-year term ending at the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, (2) the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2008 and (3) any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

        This proxy statement and the accompanying proxy card are first being mailed to the Company's stockholders on or about January 25, 2008. The mailing address of the principal executive offices of the Company is 811 Hansen Way, Palo Alto, California 94303.

SOLICITATION OF PROXIES

        The cost of preparing, assembling and mailing proxy materials will be borne by the Company. The solicitation of proxies is being made primarily by mail, but directors, officers and employees of the Company, none of whom will receive additional compensation therefor, may also engage in the solicitation of proxies by telephone or other means. The Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's common stock. Proxies solicited by means of this proxy statement will be tabulated by the inspectors of election designated by the Board of Directors.

VOTING

Outstanding Shares, Quorum and Vote Required

        Only holders of record of common stock of the Company at the close of business on January 2, 2008 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,440,756 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

        The presence in person or by proxy of at least a majority of the total outstanding shares of common stock entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, then the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

        Stockholders are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. All properly executed, returned and unrevoked proxy cards will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, then the shares of common stock represented by a properly submitted proxy will be voted "FOR" the election of each of the named director nominees and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2008.

        With respect to the election of directors, a stockholder may (1) vote "FOR" the election of the named director nominees, (2) "WITHHOLD AUTHORITY" to vote for all named director nominees or (3) vote for the election of all director nominees other than any nominee with respect to whom the stockholder withholds authority to vote. The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is necessary to elect directors. Accordingly, if a quorum is present at the Annual Meeting, then the two persons receiving the greatest number of votes will be elected to serve as directors.

        With respect to the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2008, a stockholder may (1) vote "FOR" the approval of such matter, (2) vote "AGAINST" the approval of such matter or (3) "ABSTAIN" from voting on the matter. The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm.

        The Board of Directors of the Company currently knows of no other business that will be presented for consideration at the Annual Meeting. Delivery of a proxy, however, confers on the designated proxies discretionary authority to vote the shares in accordance with their discretion on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including any motion made for adjournment of the Annual Meeting.

Abstentions, Withheld Votes and Broker Non-votes

        Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and therefore have the same effect as a vote against such matter. Accordingly, an abstention with respect to the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm will count as a vote against such matter. Withholding authority to vote for a director will not affect the outcome of the election of directors.

        A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These "non-voted" shares, i.e., shares subject to a proxy that are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Accordingly, any non-voted shares will not affect the outcome of the election of directors or of the ratification of KPMG LLP as the Company's independent registered public accounting firm.

Revocation of Proxies

        Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, 811 Hansen Way, Palo Alto, California 94303, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Appraisal and Dissenters' Rights

        Stockholders are not entitled to appraisal or dissenters' rights with respect to any of the proposals presented in this proxy statement.

ATTENDANCE AT THE ANNUAL MEETING

        When you enter the Annual Meeting, you may be asked to present photo identification, such as a driver's license. If you hold common stock in street name, you may be asked for proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your common stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information known to the Company with respect to the beneficial ownership of the Company's common stock as of January 8, 2008 by: (1) each of the Company's directors (including director nominees); (2) each of the Company's named executive officers (defined below); (3) all of the Company's directors and executive officers as a group; and (4) each person or group of affiliated persons whom the Company knows to beneficially own more than five percent of the Company's outstanding common stock.

        Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person's shares of common stock, underlying options that are exercisable within 60 days of January 8, 2008 are considered to be outstanding. To the Company's knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 16,454,498 shares outstanding as of January 8, 2008.

        The address for those individuals for whom an address is not otherwise indicated is: c/o CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303.

Name and Address of Beneficial Owner	Number of Shares	Number of Shares Subject to Options(14)	Percent of Class
Cypress Associates II LLC(1)	8,868,738	—	53.9%
Cypress Merchant Banking Partners II L.P.(1)	8,429,065	—	51.2%
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	2,120,824	—	12.9%
Lazard Asset Management LLC(3) 30 Rockefeller Plaza New York, New York 10112	882,893	—	5.4%
Cypress Merchant B II C.V.(1)	358,332	—	2.2%
55th Street Partners II L.P.(1)	81,341	—	*
Cypress Side-by-Side LLC(4)	17,773	—	*
Jeffrey P. Hughes(1)(5)	8,873,360	—	53.9%
Michael F. Finley(1)(6)	8,872,071	—	53.9%
Michael Targoff(7)	67,242	19,614	*
William P. Rutledge(8)	6,722	4,000	*
Stephen R. Larson(9)	3,511	2,000	*
O. Joe Caldarelli	50,000	854,938	5.2%
Robert A. Fickett(10)	8,000	522,685	3.1%
Joel A. Littman(11)	8,231	290,160	1.8%
Don C. Coleman(12)	4,000	170,459	1.0%
John R. Beighley(13)	2,000	105,807	*
Andrew E. Tafler	703	90,753	*
Executive officers and directors as a group (11 people)	9,027,102	2,060,416	59.9%

*
Represents less than one percent of total.

(1)
Number of shares beneficially owned includes 8,868,738 shares beneficially owned by Cypress Associates II LLC ("Cypress Associates"), which consists of 8,429,065 shares owned by Cypress Merchant Banking Partners II L.P., 358,332 shares owned by Cypress Merchant B II C.V. and 81,341 shares owned by 55th Street Partners II L.P. (collectively, the "Cypress Funds"). Cypress Associates is the managing general partner of Cypress Merchant B II C.V. and the general partner of Cypress Merchant Banking Partners II L.P. and 55th Street Partners II L.P., and has voting and investment power over the shares held or controlled by each of these funds. Mr. Hughes and James A. Stern, each of whom is a managing member of Cypress Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by Cypress Associates and by the Cypress Funds. In addition, Messrs. Finley and Hughes are members of the investment committee that exercises voting control over the shares owned by the Cypress Funds. Each of the foregoing individuals disclaims beneficial ownership of the shares shown as beneficially owned by Cypress Associates and the shares shown as beneficially owned by the Cypress Funds. The address of Cypress Associates and the Cypress Funds is c/o The Cypress Group L.L.C., 65 East 55th Street, 28th Floor, New York, New York 10022.

(2)
As of September 30, 2007, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 14, 2007 reporting defined investment discretion as to all of such shares and no voting authority as to all of such shares.

(3)
As of September 30, 2007, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on October 9, 2007 reporting sole investment discretion as to all of such shares, sole voting authority as to 870,494 of such shares and no voting authority as to 12,399 of such shares.

(4)
Cypress Side-by-Side LLC is a sole member limited liability company of which James A. Stern is the sole member. The address of Cypress Side-by-Side LLC is c/o The Cypress Group L.L.C., 65 East 55th Street, 28th Floor, New York, New York 10022.

(5)
Number of shares beneficially owned includes 3,511 unvested shares. The unvested shares will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2009 annual stockholders' meeting and one-third of the shares will vest on the day before the 2010 annual stockholders' meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Hughes' status as a director.

(6)
Number of shares beneficially owned includes 2,222 unvested shares. The unvested shares will vest as follows: half of the shares will vest on the day before this Annual Meeting and half of the shares will vest on the day before the 2009 annual stockholders' meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Finley's status as a director.

(7)
Number of shares beneficially owned includes 1,111 unvested shares. The unvested shares will vest on the day before this Annual Meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Targoff's status as a director.

(8)
Number of shares beneficially owned includes 1,111 unvested shares. The unvested shares will vest on the day before this Annual Meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Rutledge's status as a director.

(9)
Number of shares beneficially owned consists of 3,511 unvested shares. The unvested shares will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2009 annual stockholders' meeting and one-third of the shares will vest on the day before the 2010 annual stockholders' meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Larson's status as a director.

(10)
Number of shares beneficially owned consists of 8,000 unvested shares. One-fourth of the shares will vest on November 30 of each of 2008, 2009, 2010 and 2011. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Fickett's employment by the Company (or the applicable subsidiary) for cause (as defined in his employment agreement) or if he terminates his employment with the Company (or the applicable subsidiary) without good reason (as defined in his employment agreement).

(11)
Number of shares beneficially owned includes 6,000 unvested shares. One-fourth of the shares will vest on November 30 of each of 2008, 2009, 2010 and 2011. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Littman's employment by the Company (or the applicable subsidiary) for cause (as defined in his employment agreement) or if he terminates his employment with the Company (or the applicable subsidiary) without good reason (as defined in his employment agreement).

(12)
Number of shares beneficially owned consists of 4,000 unvested shares. One-fourth of the shares will vest on November 30 of each of 2008, 2009, 2010 and 2011. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Coleman's employment.

(13)
Number of shares beneficially owned consists of 2,000 unvested shares. One-fourth of the shares will vest on November 30 of each of 2008, 2009, 2010 and 2011. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Beighley's employment.

(14)
Includes vested options and options that will vest within 60 days of January 8, 2008. An aggregate of 1,285,138 options, or 62.4% of the options exercisable by executive officers and directors, were issued prior to the Company's initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were "rolled over" as an investment into the acquired company or through grants made as an adjustment to compensate option holders for not participating in a 2005 $75.8 million special distribution to stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information about the Company's directors and executive officers as of January 1, 2008. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, subject to applicable employment agreements.

Name	Age	Position(s)
Michael Targoff(1)(3)(4)	63	Director and Chairman of the Board of Directors
O. Joe Caldarelli(4)	57	Chief Executive Officer and Director
Michael F. Finley(2)(3)(4)	45	Director
Jeffrey P. Hughes	67	Director
Stephen R. Larson(1)	63	Director
William P. Rutledge(1)(2)	65	Director
Robert A. Fickett	47	President and Chief Operating Officer
Joel A. Littman	55	Chief Financial Officer, Treasurer and Secretary
John R. Beighley	55	Vice President and Assistant Secretary
Don C. Coleman	53	Vice President
Andrew E. Tafler	52	Vice President

(1)
Member of the Audit Committee; Mr. Rutledge is the chairperson.

(2)
Member of the Nominating and Governance Committee; Mr. Finley is the chairperson.

(3)
Member of the Compensation Committee; Mr. Finley is the chairperson.

(4)
Member of the Executive Committee; Mr. Caldarelli is the chairperson.

        Set forth below is certain information regarding current directors (other than current directors that are nominees) and executive officers. On January 22, 2004, CPI International, Inc. acquired the business of Communications & Power Industries Holding Corporation and became the successor to Communications & Power Industries Holding Corporation. Unless the context requires otherwise, references in this proxy statement to the "Company," "we," "us," or "our" are references to CPI International, Inc. and its subsidiaries on or after January 23, 2004 and to Communications & Power Industries Holding Corporation and its subsidiaries before January 23, 2004.

        O. Joe Caldarelli became chief executive officer and a director of the Company in March 2002. Prior to this, Mr. Caldarelli was a co-chief operating officer of the Company since October 2000 and vice president of the Company since August 1995. Mr. Caldarelli is also the division president of the Company's Communications & Medical Products Division. Mr. Caldarelli was vice president and general manager for the Communications & Medical Products Division under the Electron Device Business of Varian Associates, Inc. from 1985 until August 1995 and was president and a director of Varian Canada, Inc. from 1992 until August 1995. From 1982 until 1985, Mr. Caldarelli was marketing manager of the Communications & Medical Products Division of Varian Associates, Inc. and served as its equipment operations manager from 1979 until 1982. Prior to joining Varian Associates, Mr. Caldarelli served as manufacturing engineering manager for Medtronic Canada, Inc. Mr. Caldarelli holds a B.S. degree in mechanical engineering from the University of Toronto.

        Michael F. Finley became a director of the Company in January 2004. Mr. Finley has been a managing director of The Cypress Group since 1998 and has been a member of The Cypress Group since its formation in April 1994. Prior to joining The Cypress Group, he was a vice president in the Merchant Banking Group at Lehman Brothers Inc. Mr. Finley received a B.A. degree from St. Thomas

University and an M.B.A. from the University of Chicago's Graduate School of Business. Mr. Finley also serves on the Board of Directors of Affinia Group Inc. and Cooper Standard Automotive Inc.

        Jeffrey P. Hughes became a director of the Company in April 2005. Mr. Hughes is currently a vice chairman of The Cypress Group. Mr. Hughes helped found The Cypress Group in 1994, after 26 years at Lehman Brothers Inc. as a senior investment banker and merchant banker. Mr. Hughes started Lehman Brothers' private financing department and led early leveraged buyout financings; had senior investment banking coverage responsibilities for industrial, energy and consumer product companies; was co-head of the financial institutions group; and was a member of Lehman Brothers' investment committee. Mr. Hughes joined Lehman Brothers in 1968 and became a partner in 1976. Mr. Hughes received a B.A. degree from Wesleyan University and an L.L.B. degree from Duke University Law School. Mr. Hughes also serves on the Board of Directors of Financial Guaranty Insurance Company, Scottish Re Group Ltd., Cypress Sharpridge Investments, Inc. and Medicus Insurance Holdings, Inc.

        Stephen R. Larson became a director of the Company in February 2007. Mr. Larson currently is, and has been since January 2000, the corporate vice president of strategy and technology of Esterline Technologies Corporation. From April 1992 to January 2000, Mr. Larson served as the corporate group vice president of Esterline Technologies Corporation. Mr. Larson served as President of Korry Electronics Corporation, a subsidiary of Esterline Technologies Corporation, from 1987 to 1992. From 1985 to 1987, he was executive vice president of marketing and sales, and from 1981 to 1985 served as executive vice president of operations, of Korry Electronics Corporation. Mr. Larson served as director of operations analysis of Criton Corporation (formerly known as Heath Tecna Corp.) from 1978 to 1981. Mr. Larson held various positions at Zenith Electronics Corporation from 1964 to 1978, including research and development group leader and marketing manger. Mr. Larson holds a B.S. degree in electrical engineering from Northwestern University and an M.B.A. from the University of Chicago.

        Robert A. Fickett became president and chief operating officer of the Company in March 2002. Prior to this, Mr. Fickett was a co-chief operating officer of the Company since October 2000 and vice president of the Company since April 1998. Mr. Fickett has also been the division president of the Company's Microwave Power Products Division since April 1998. From January 1996 to April 1998, Mr. Fickett was vice president of operations for the Company's Microwave Power Products Division. From 1993 until January 1996, he was president and chief executive officer of Altair Technologies, Inc., a contract manufacturer. From 1982 until 1993, Mr. Fickett held a number of positions with Varian Associates, Inc., including engineering manager of the Microwave Power Products Division's Klystron Engineering Group, to which he was promoted in 1989. Mr. Fickett received a B.S. degree in mechanical engineering from the University of California, Berkeley.

        Joel A. Littman became chief financial officer of the Company in September 2001. Mr. Littman was corporate controller for the Company from November 1996 to September 2001. From September 1989 to November 1996, Mr. Littman served as controller of the Microwave Power Products Division of Varian Associates, Inc. and the Company. Prior to that, Mr. Littman held various finance positions with Varian Associates, Inc. and TRW Inc. Mr. Littman received a B.A. degree in economics and an M.B.A., both from the University of California at Los Angeles.

        John R. Beighley became a vice president of the Company in March 1997. Mr. Beighley currently heads the Company's worldwide field sales organization. From May 1992 to March 1997, Mr. Beighley was the Company's western hemisphere sales manager responsible for sales in the Americas, the Far East and Australia. From June 1989 to May 1992, Mr. Beighley was the Company's North American sales manager. From March 1981 to June 1989, Mr. Beighley held a number of product marketing and field sales positions with Varian Associates, Inc. Mr. Beighley received a B.S. degree in marketing from San Francisco State University and an M.B.A. from Santa Clara University.

        Don C. Coleman became a vice president and division president of the Company's Beverly Microwave Division in February 1999. Mr. Coleman was vice president of manufacturing for the

Company's Beverly Microwave Division from February 1996 until accepting his current position. From 1990 until 1996, Mr. Coleman held the position of engineering manager for receiver protector products at the Company's Beverly Microwave Division. Prior to 1990, Mr. Coleman held a variety of manufacturing and development engineering positions at Varian Associates, Inc. Mr. Coleman received a B.S. degree in engineering from the University of Massachusetts.

        Andrew E. Tafler became a vice president of the Company in December 2005. Mr. Tafler became division president of the Satcom Division in May 2004. Mr. Tafler was previously vice president of operations for the Satcom Division from 2000 to 2004. From 1989 to 2000, Mr. Tafler held the business development manager and then the operations manager positions at the Communications & Medical Products Division of the Electron Device Group of Varian Associates, Inc. Mr. Tafler held a number of manufacturing and marketing positions at Varian Associates from 1984 to 1989. Prior to joining Varian Associates, Mr. Tafler served in engineering and management positions with Bell Canada Inc. Mr. Tafler holds a B.A.Sc. degree in electrical engineering from the University of Toronto.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors has nominated each of William P. Rutledge and Michael Targoff for re-election, to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2011 and until their respective successors are elected and qualified.

        The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Set forth below is certain information concerning the nominees for election.

        Michael Targoff, age 63, became a director of the Company in January 2004 and chairman of the Board of Directors of the Company in March 2004. Mr. Targoff currently serves as chief executive officer, vice chairman and director of Loral Space & Communications Inc. Mr. Targoff is the founder and chief executive officer of Michael B. Targoff & Co., a company that sought active or controlling investments in telecommunications and related industry early stage companies. From 1996 to 1998, Mr. Targoff was the president and chief operating officer of Loral Space & Communications Ltd. (now known as Loral Space & Communications Inc.). Prior to that, Mr. Targoff served as senior vice president and secretary of Loral Corporation. Mr. Targoff received a B.A. degree from Brown University and a J.D. from Columbia University School of Law. Mr. Targoff also serves on the Board of Directors of ViaSat, Inc. and Leap Wireless International, Inc.

        William P. Rutledge, age 65, became a director of the Company on April 27, 2006. Mr. Rutledge was chairman of the Board of Directors of the Company from 1999 to 2004. From June 1999 to November 1999 he served as president and chief executive officer of the Company. Prior to 1998, he was president and chief executive officer of Allegheny Teledyne. Mr. Rutledge received a B.S. degree in metallurgical engineering from Lafayette College and an M.S. in financial management from George Washington University. Mr. Rutledge also serves on the Board of Directors of AECOM, Inc., First Federal Bank of California and Sempra Energy, Inc. and is a trustee of Lafayette College and St. John's Hospital and Health Center Foundation.

CORPORATE GOVERNANCE

Composition of the Board of Directors

        The Company's amended and restated bylaws provide that the Board of Directors will consist of not less than three and not more than 15 persons, with the exact number of directors to be determined from time to time by resolution of the Board of Directors. The Board of Directors currently consists of six directors and is divided into three classes as described below, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. Hughes and Larson are serving as Class I directors (with a term expiring at the Company's annual stockholders' meeting to be held in 2010). Messrs. Rutledge and Targoff are serving as Class II directors (with a term expiring at the Annual Meeting). Messrs. Caldarelli and Finley are serving as Class III directors (with a term expiring at the Company's annual stockholders' meeting to be held in 2009).

        Because funds affiliated with The Cypress Group (collectively, "Cypress") own collectively more than 50% of the Company's stockholder voting power, the Company currently qualifies for the controlled company exception of Nasdaq Stock Market rule 4350(c), which provides that so long as Cypress continues to own more than 50% of the Company's stockholder voting power, the Company will be exempt from the rules that would otherwise require that the Company's Board of Directors consist of a majority of independent directors, as defined under Nasdaq Stock Market rules, and that the Company's Compensation Committee and Nominating and Governance Committee consist only of independent directors. The Company intends to avail itself of the controlled company exception for so long as Cypress continues to own more than 50% of the Company's stockholder voting power. In the event that Cypress' stockholder voting power falls to 50% or less, the Company intends to comply with The Nasdaq Stock Market majority independent director and Compensation Committee and Nominating and Governance Committee requirements.

Independence of Directors

        The Company's Board of Directors has determined that Messrs. Targoff, Rutledge and Larson, all current members of the Board of Directors, are independent members of the Board of Directors as defined under the rules of The Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

Meetings of the Board of Directors and Committees; Attendance at Annual Meetings

        The Board of Directors met 10 times during fiscal year 2007. Each incumbent director who served on the Board of Directors in fiscal year 2007 attended at least 75% of the meetings of the Board of Directors and the committees of which he was a member, in the aggregate, that he was eligible to attend in fiscal year 2007. The Company's policy, as set forth in the Company's Corporate Governance Guidelines, is that directors are invited and encouraged to attend the Company's annual meetings of stockholders. Three of the then-current directors, and one director nominee that was not a then-current director, attended the 2007 annual meeting of stockholders.

Committees of the Board of Directors

        The Board of Directors currently has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Executive Committee. The following is a brief description of the Company's committees.

Audit Committee

        The functions of the Audit Committee include:

  •
  responsibility for the appointment, compensation, retention and oversight of the Company's independent auditors;

  •
  pre-approving audit and non-audit services to be rendered by the Company's independent auditors;

  •
  reviewing and discussing with management and the independent auditor the adequacy of the Company's internal controls;

  •
  reviewing the Company's financial statements and periodic reports and discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters;

  •
  advising the Board of Directors regarding compliance with laws and regulations and the Company's Code of Legal and Ethical Conduct; and

  •
  reviewing and approving all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

        The Audit Committee is governed by a charter, a copy of which is available for review on the Company's website at www.cpii.com, under the heading "Investors," and the subheading "Corporate Governance." The Audit Committee held five meetings during fiscal year 2007.

        Messrs. Larson, Rutledge and Targoff are the members, and Mr. Rutledge is the chairperson, of the Audit Committee. Each member of the Audit Committee meets the Nasdaq Stock Market requirements as to independence and financial knowledge and is independent as defined in applicable Securities and Exchange Commission rules and regulations. In addition, the Board of Directors has determined that Messrs. Rutledge and Targoff each qualify as an "audit committee financial expert" under Securities and Exchange Commission rules and regulations.

Compensation Committee

        The functions of the Compensation Committee include:

  •
  reviewing and determining, or recommending to the Board of Directors for determination, the compensation structure for the chief executive officer and all other executive officers;

  •
  establishing, administering and exercising authority under certain of the Company's employee benefit plans; and

  •
  reviewing and making recommendations to the Board of Directors with respect to the compensation of non-management directors and directors' and officers' indemnity and insurance matters.

        The Compensation Committee is governed by a charter, a copy of which is available for review on the Company's website at www.cpii.com, under the heading "Investors," and the subheading "Corporate Governance." The Compensation Committee held four meetings during fiscal year 2007.

        Messrs. Finley and Targoff are the members, and Mr. Finley is the chairperson, of the Compensation Committee. Mr. Targoff is independent under the rules of The Nasdaq Stock Market. Mr. Finley is not independent under the rules of The Nasdaq Stock Market. Because the Company currently qualifies for the controlled company exception of Nasdaq Stock Market rule 4350(c), the Company is currently exempt from the rules that would otherwise require that the Company's Compensation Committee consist of only independent directors. In the event that the Company ceases to qualify for the controlled company exception, the Company intends to comply with The Nasdaq Stock Market's Compensation Committee independence requirements.

Nominating and Governance Committee

        The functions of the Nominating and Governance Committee include:

  •
  identifying qualified candidates to become members of the Board of Directors;

  •
  recommending for selection by the Board of Directors candidates for election or reelection to the Board of Directors at any meeting of stockholders at which directors are to be elected and to fill vacancies that may occur at other times;

  •
  developing and recommending to the Board of Directors the corporate governance guidelines; and

  •
  overseeing the evaluation of the Board of Directors.

        The Nominating and Governance Committee is governed by a charter, a copy of which is available for review on the Company's website at www.cpii.com, under the heading "Investors," and the subheading "Corporate Governance." The Nominating and Governance Committee held two meeting(s) during fiscal year 2007.

        Messrs. Finley and Rutledge are the members, and Mr. Finley is the chairperson, of the Nominating and Governance Committee. Mr. Rutledge is independent under Nasdaq Stock Market rules. Mr. Finley is not independent under the rules of The Nasdaq Stock Market. Because the Company currently qualifies for the controlled company exception of Nasdaq Stock Market rule 4350(c), the Company is currently exempt from the rules that would otherwise require that the Company's Nominating and Governance Committee consist of only independent directors. In the event that the Company ceases to qualify for the controlled company exception, the Company intends to comply with The Nasdaq Stock Market's Nominating and Governance Committee independence requirements.

Executive Committee

        The Executive Committee, on behalf of the Board of Directors, exercises the full powers and prerogatives of the Board of Directors to the extent permitted by applicable law and the Company's amended and restated certificate of incorporation and the Company's amended and restated bylaws, between Board of Directors meetings.

        Messrs. Caldarelli, Finley and Targoff are the members, and Mr. Caldarelli is the chairperson, of the Executive Committee.

Director Nomination Process

        It is the policy of the Board of Directors, as set forth in the Company's Corporate Governance Guidelines, to select director nominees on the basis of, among other things, knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries and understanding of the Company's business environment, all in the context of an assessment of the perceived needs of the Board of Directors at that time. In addition, nominees should also be willing and able to devote adequate time and effort to Board of Directors responsibilities. However, exceptional candidates who do not meet all of the foregoing criteria may still be considered.

        The Nominating and Governance Committee is responsible for identifying, recruiting and recommending for the Board of Directors' selection qualified individuals to be nominated for election to the Board, consistent with the criteria set forth in the Company's Corporate Governance Guidelines. To the extent necessary, the Committee may retain search firms and recruitment consultants to help identify, screen and review director candidates.

        Before recommending to the Board of Directors a new or incumbent director for election or reelection, the Nominating and Governance Committee reviews a candidate's qualifications, including capability, availability to serve, conflicts of interest and other relevant factors. The Nominating and Governance Committee also periodically reviews the size and composition of the Board of Directors and recommends to the Board of Directors any appropriate changes.

        The Board of Directors has not adopted any formal policies or procedures with regard to the consideration of director candidates recommended by stockholders. Stockholders should send their recommendations to the Secretary of the Company at 811 Hansen Way, Palo Alto, California 94303. In general, the Board of Directors would require the consent of any proposed director candidate to be considered and to be nominated, and such person's undertaking to serve if elected, as well as the type of information that must be disclosed by and about directors, nominees and executive officers of the Company under the federal securities laws and as may now or hereafter be required by the Company's certificate of incorporation or bylaws as to stockholder nominees. Further, the Nominating and Governance Committee could seek information about a candidate's specific attributes, including a candidate's business experiences, experience as a director, community involvement and public credibility. The Board of Directors believes that these informal standards are sufficient to serve the Company's needs.

Executive Sessions

        It is the policy of the Board of Directors to hold executive sessions without the presence of management (including executive sessions at which only independent directors, as defined under Nasdaq Stock Market rules, are present) as necessary to comply with all applicable legal, regulatory and stock exchange requirements, but no less than two times a year. Executive sessions of independent directors may be held in connection with regularly scheduled meetings of the Board of Directors. Committees of the Board of Directors may also meet in executive session as provided in the individual committee charters.

Stockholder Communications with Directors

        Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board committee or any chair of any such committee by U.S. mail or by e-mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. If by U.S. mail, such correspondence should be sent c/o Corporate Secretary, CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303. E-mail messages should be sent to CorporateSecretary@cpii.com. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. The Corporate Secretary will not forward junk mail, job inquiries, business solicitations, complaints by users or customers with respect to ordinary course of business customer service, offensive or otherwise inappropriate materials. The foregoing procedure is contained in the Company's Corporate Governance Guidelines.

Code of Legal and Ethical Conduct

        The Company has adopted a code of legal and ethical conduct that applies to all employees, directors, consultants and agents of the Company and its subsidiaries, including the principal executive officer, principal financial officer, the controller and persons performing similar functions. This code is available on the Company's website www.cpii.com under the heading "Investors," and the subheading "Corporate Governance." The Company will promptly disclose on the Company's website any amendments to, and waivers from, the Company's code of legal and ethical conduct, if and when required.

DIRECTOR COMPENSATION

Director Compensation Table

        The table below summarizes the compensation paid to or earned by each person who was a director of the Company during the fiscal year ended September 28, 2007, other than any directors that were executive officers. Mr. Caldarelli is also a named executive officer, and information regarding compensation paid to or earned by him is presented below under "Executive Compensation—Summary Compensation Table" and the related explanatory tables and narrative disclosures. Mr. Caldarelli did not receive any additional compensation for his service as a director.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)		Option Awards(4)(5)		All Other Compensation		Total Compensation
Michael Targoff	$52,000	$21,517		$—		$—		$73,517
Michael F. Finley	48,500	21,517		—		—		70,017
Stephen R. Larson	33,500	12,709	(6)	11,530	(7)	—		57,726
Jeffrey P. Hughes	39,250	22,611	(6)	—		—		61,855
Wlliam P. Rutledge	48,625	21,517		20,690		753	(8)	91,585
Chris Toffales	18,750	9,902		—		23,307	(9)	51,959

(1)
For a description of the fees earned by the non-employee directors during the fiscal year ended September 28, 2007, see the disclosure below under "—Narrative to Director Compensation Table."

(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for restricted stock granted to each of the Company's non-employee directors in fiscal year 2007 and in prior fiscal years, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the valuation assumptions with respect to the stock option grants, see Note 10 to the Audited Consolidated Financial Statements included in the Company's Form 10-K filed for the fiscal year ended September 28, 2007.

(3)
The following table presents the aggregate number of outstanding stock awards held as of September 28, 2007 by each of the persons listed in the Director Compensation Table.

Name	Number of Shares of Common Stock
Michael Targoff	2,222
Michael F. Finley	3,333
Jeffrey P. Hughes	4,622
Stephen R. Larson	3,511
William P. Rutledge	2,222
Chris Toffales	1,111
(4)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for stock options granted to each of the non-employee directors in fiscal year 2007 and in prior fiscal years, in accordance with SFAS No. 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the valuation assumptions with respect to the stock option grants, see Note 10 to the Audited Consolidated Financial Statements included in the Company's Form 10-K filed for the fiscal year ended September 28, 2007. No stock options were forfeited by any of the directors during fiscal year 2007.

(5)
The following table presents the aggregate number of outstanding stock options held as of September 28, 2007 by each of the persons listed in the Director Compensation Table.

Name	Number of Shares Underlying Options
Michael Targoff	24,517
Michael F. Finley	—
Jeffrey P. Hughes	—
Stephen R. Larson	6,000
William P. Rutledge	6,000
Chris Toffales	—
(6)
Each of Mr. Hughes and Mr. Larson received an award of 3,511 shares of restricted common stock on February 8, 2007, the date of the Company's 2007 annual stockholders' meeting in accordance with the Company's standard non-employee director compensation, described below under "—Narrative to Director Compensation Table." The shares will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2009 annual stockholders' meeting and one-third of the shares will vest on the day before the 2010 annual stockholders' meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of a person's status as a director. The grant date fair value of these awards was $60,000. See footnote 2 above for assumptions used to value these awards.

(7)
Mr. Larson received a grant of options to purchase 6,000 shares of common stock on February 8, 2007 in connection with his initial election to the Board of Directors in accordance with the Company's standard non-employee director compensation, described below under "—Narrative to Director Compensation Table." The grant of options was approved by the Compensation Committee on February 8, 2007. The options have a per-share exercise price of $17.09, which is equal to the closing market price of a share of the Company's common stock on the grant date. The shares subject to the options will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2009 annual stockholders' meeting and one-third of the shares will vest on the day before the 2010 annual stockholders' meeting. The grant date fair value of this option award was $102,540. See footnote 4 above for assumptions used to value this award.

(8)
Consists of Company-paid premiums for dental and vision insurance.

(9)
Mr. Toffales ceased to be a director on February 8, 2007, the date of the Company's 2007 annual stockholders' meeting. Amounts reported as all other compensation include $8,307 of Company-paid premiums for medical, dental and vision insurance and $15,000 for consulting services.

Narrative to Director Compensation Table

        Non-employee director compensation decisions are generally made by the full Board of Directors, upon recommendation by the Compensation Committee. The Compensation Committee considers publicly available information regarding director compensation of other companies in connection with its analysis of director compensation issues. In addition, the Compensation Committee has received input from an independent compensation consultant, Frederic W. Cook & Co., Inc., in designing the Company's 2006 Equity and Performance Incentive Plan in connection with director compensation issues.

        Directors who are not employees of the Company receive an annual cash retainer of $35,000, payable in four quarterly installments to directors in office at the end of each quarter. The Chairman of the Board of Directors receives additional annual compensation of $7,500. The chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive additional annual compensation of $7,500, $2,500 and $2,500, respectively. Members of the Audit Committee, other than the chairperson, receive additional annual compensation of $4,000.

        The Company also provides its non-employee directors with $20,000 worth of restricted common stock for each year of service. The stock will vest on the day before the first annual stockholders' meeting occurring after the date of grant. Directors may instead elect to receive a grant of $60,000 worth of restricted common stock once every three years, in which case the stock will vest as follows: one-third of the shares will vest on the day before the first annual stockholders' meeting occurring after the date of grant; one-third of the shares will vest on the day before the second annual stockholders' meeting occurring after the date of grant; and the remaining one-third of the shares will vest on the day before the third annual stockholders' meeting occurring after the date of grant. In the event of a director's termination due to death or disability, if the termination date does not fall on a vesting date, then the date of termination will be deemed to occur on the next vesting date occurring after the termination date. On February 8, 2007, the Company issued an aggregate of 7,022 shares of restricted stock to directors pursuant to this restricted common stock program.

        In addition, upon joining the Board of Directors for the first time, a non-employee director will receive a one-time grant of options to purchase 6,000 shares of common stock. One-third of the shares subject to the option will vest on the day before the first annual stockholders' meeting occurring after the date of grant, one-third of the shares subject to the option will vest on the day before the second annual stockholders' meeting occurring after the date of grant, and the remaining one-third of the shares subject to the option will vest on the day before the third annual stockholders' meeting occurring after the date of grant. In the event of a director's termination due to death or disability, if the termination date does not fall on a vesting date, then the date of termination will be deemed to occur on the next vesting date occurring after the termination date.

        Non-employee directors receive a fee of $1,250 for each regularly scheduled Board meeting they attend ($500 if they attend telephonically) and $1,250 for each special Board meeting they attend (no fee if they attend telephonically). Non-employee members of Board committees receive a fee of $1,000 for each regularly scheduled committee meeting they attend ($500 if they attend telephonically) and $1,250 for each special committee meeting they attend (no fee if they attend telephonically). Committee members do not receive separate compensation for any committee meetings that occur on the same date as a Board meeting. Directors are reimbursed for travel and lodging expenses incurred in connection with attending meetings of the Board of Directors and its committees.

        Non-employee directors who so elect are eligible to participate in the Company's health insurance plans on the same terms as the Company's employees. Cash compensation for any director who elects this coverage will be reduced by the cost to a Company employee for receiving such coverage.

        In December 2007, the Board approved changes to its compensation for non-employee directors. Effective for directors to be elected at the Annual Meeting (and thereafter) and for incumbent directors in office immediately after the Annual Meeting, non-employee directors will be entitled to receive $40,000 (rather than $20,000) worth of restricted common stock for each year of service (in the case of incumbent directors, for each year of service remaining in their respective terms of office). In addition, effective after December 4, 2007, the per-meeting fees for in-person attendance at each Board meeting (whether a regular or special meeting) and each committee meeting (whether a regular or special meeting, but excluding any committee meetings that occur on the same date as a Board meeting) were increased to $1,500 per each such meeting. Telephonic attendance fees for each of such meetings remain unchanged. Also effective as of December 4, 2007, non-employee directors will receive per-diem consideration for participation in any activities of the Company (other than any Board of Directors or Committee meetings for which such directors would otherwise receive compensation pursuant to the standard compensation arrangements) upon request by the Company (including any consulting activities) equal to the per-meeting fee that such directors would be entitled to receive for in-person participation at a Board of Directors meeting.

EXECUTIVE COMPENSATION

Forward-looking Statements

        This proxy statement contains "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include statements that are predictive in nature; that depend upon or refer to future events or conditions; or that include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," or variations or negatives of such words or similar or comparable words or phrases. These statements are only predictions. Forward-looking statements are based on the Company's current expectations and projections about future events and are subject to risks, uncertainties, and assumptions that may cause results to differ materially from those set forth in the forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the uncertainties that may affect the Company's business, particularly those mentioned in the cautionary statements in Item 1A of the Company's Annual Report on Form 10-K for the year ended September 28, 2007 and in the other periodic reports filed by the Company with the Securities and Exchange Commission.

Compensation Discussion and Analysis

        Attracting, retaining and motivating well-qualified executives are essential to the success of any company. The business and product lines of the Company are specialized and require executives with specialized knowledge and unique experience. Accordingly, we have assembled a team of executive officers having deep, specialized knowledge of our particular business and product lines. The goals of our compensation program are to provide significant rewards for successful performance, to encourage stability of our management team and retention of top executives who may have attractive opportunities at other companies and to align the executive officers' interest with those of our stockholders. We seek to achieve these goals by placing a major portion of each executive officer's total compensation at risk, in the form of Management Incentive Plan awards and stock option, restricted stock and restricted stock unit awards, while providing each executive officer an opportunity to profit if we achieve or exceed the objective targets set forth in the Management Incentive Plan or if our stock price increases. We also intend for the level of total compensation available to an executive officer who successfully enhances stockholder value to be fair as compared to the total compensation available to our other executive officers, as well as competitive in the marketplace. We believe that our executive compensation policy has been successful in encouraging stability and retention because our executive officers have an average tenure of more than 25 years with us and our predecessor companies.

        Our compensation decisions are made by the Compensation Committee, which is composed entirely of non-executive members of our Board of Directors. The Compensation Committee receives recommendations from our chief executive officer and considers publicly available information on the executive compensation of a peer group of approximately 15 publicly traded specialty electronic and communication companies. The Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc., in designing our 2006 Equity and Performance Incentive Plan and in evaluating our compensation program immediately before our initial public offering. The Compensation Committee has subsequently used the same consultant to provide updates.

        Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the Company's chief executive officer and the four other most highly compensated officers, except for compensation that is "performance based." Our general intent is to design compensation awards to our named executive officers so that the awards will be deductible without limitation. However, we may make compensation awards that are not deductible if our best interests so require.

Elements and Brief Description of Components of Compensation

        The table below lists the elements of our current compensation program for named executive officers and briefly explains the purpose of each element:

Element of Our Compensation Program	Brief Description	How This Element Promotes Our Objectives
Annual Compensation:
—Salary	Fixed annual compensation	Intended to be generally below market, so that more total compensation will be at risk
—Management Incentive Plan	Opportunity to earn performance-based compensation for achieving or exceeding pre-set financial and performance goals	Motivate and reward achievement of annual operating goals and other pre-set performance goals that enhance stockholder value
Long-term Compensation:
—Stock Options	Stock options, generally granted on an annual basis with vesting terms	Highly leveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
—Restricted Stock and Restricted Stock Units	Grants of stock and restricted stock units (beginning in fiscal year 2008), subject to vesting terms	Unleveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
Retirement Savings and Pension:
—401(k) Plan	Qualified 401(k) plan, including employer contributions, intended to encourage savings for retirement	Program available to all employees
—Non-qualified Deferred Compensation Plan	Deferral opportunities and employer contributions under a fixed formula provided to executive officers in excess of legal maximums under 401(k) plan	Competitive compensation intended to help retain executive officers
—Retirement Plan for Chief Executive Officer	Defined benefit pension plan for chief executive officer under Canadian law	Retirement pension accruing over years of service; common practice for Canadian executives in lieu of participation in broad-based defined contribution plan

Severance Payments and Benefits:
—Severance Payments and Benefits in General	Payments and benefits provided to certain executive officers upon termination of employment and in specified circumstances	Competitive employment agreement terms intended to retain certain executive officers
—Severance Payments and Benefits after a Change in Control	Payments and benefits upon termination of an executive officer's employment and in specified circumstances following a change in control	Intended to provide financial security to attract and retain executive officers under disruptive circumstances of a change in control and to encourage management to identify, consider and pursue transactions that would benefit stockholders, but that might lead to termination of employment
Other Compensation Elements:
—Benefits	Health, life and disability benefits	Standard benefits for all employees
—Perquisites	Modest personal benefits, such as automobile allowance	Intended to provide competitive compensation

        The elements of our compensation program are further described as follows:

Salary

        In view of our desire to reward performance and loyalty and to place a significant portion of each executive officer's compensation at risk, we regard salary as only one component of the compensation of our named executive officers. We design the base salaries of our named executive officers to be generally below the market for salaries that peer group companies pay to similar officers. The salaries of our named executive officers were originally determined in the course of negotiations over their employment agreements. In preparing those employment agreements, we were assisted by legal counsel and, where appropriate, qualified compensation consultants. Our Compensation Committee generally reviews the base salaries of our named executive officers annually, after receiving recommendations from our chief executive officer and, where appropriate, independent compensation consultants. For fiscal year 2007, our chief executive officer refused the raise in his base salary that was offered to him by our Compensation Committee. Our chief executive officer has not had an increase in his base salary since October 2004.

Management Incentive Plan and Sales Incentive Plan

        Under our Management Incentive Plan, our Compensation Committee sets objective financial and performance goals near the beginning of each fiscal year. Each executive officer receives an award determined by the Compensation Committee under which he will receive a bonus equal to a percentage of his base salary; the applicable percentage depends on whether, and the extent to which, the objective performance goals are achieved for the fiscal year. For each fiscal year, the Compensation Committee determines a minimum level of objective performance goals that must be achieved before the executive officers will receive any bonuses under the Management Incentive Plan. Our policy is to set these thresholds relatively high, so that there is a meaningful chance that the executive officers will not be rewarded if our performance falls short of the pre-determined, objective performance goals. On the other hand, the parameters of our Management Incentive Plan are designed so that if the pre-determined, objective performance goals are met or exceeded, the executive officers will receive bonuses that are above the bonuses paid by our peer companies. In fact, if our actual performance exceeds the pre-determined, objective performance goals by a sufficient amount, then bonuses that our executive officers receive under the Management Incentive Plan will be large enough to compensate for the fact that their base salaries may be below market, so that their total cash compensation can exceed the median cash compensation paid by our peer companies to their executive officers. Thus, for fiscal year 2007, the bonuses that our executive officers ultimately received reflected the fact that we outperformed our peer companies in key measures of financial performance. In setting the pre-determined, objective performance goals and the awards for individual executives for a fiscal year under the Management Incentive Plan, our Compensation Committee receives recommendations from our chief executive officer and, where appropriate, independent compensation consultants.

        Mr. Beighley, our vice president in charge of worldwide field sales, participates in the Sales Incentive Plan as well as in the Management Incentive Plan. The Sales Incentive Plan is similar in purpose, structure, form and timing of bonus payments to the Management Incentive Plan, but is based on achievement of pre-established objective goals for worldwide field orders, days sales outstanding for Europe, advanced payments received, receivables past due for Europe and receivables past due for the U.S. and the rest of the world.

Stock Options

        We believe that awards of stock options to named executive officers provide a valuable long-term incentive for them and aligns their interests with those of our stockholders. We believe that stock options are a vital component of our philosophy of compensating named executive officers for successful results, as they can realize value on their stock options only if the stock price increases.

        We also believe that unvested options are a significant tool to encourage retention. Our stock options typically vest over a four year period, which encourages our named executive officers to think about our long-term success and also creates greater likelihood of in-the-money, unvested options, which will encourage a named executive officer to remain with us rather than exploring other promising opportunities.

        Our Compensation Committee determines the size of each grant, after receiving advice from our chief executive officer and, where appropriate, outside consultants. Stock option grants are awarded annually as of the date of the Compensation Committee's annual meeting in December. We may also grant options to a newly hired executive officer on his date of hire. The exercise price of each stock option is generally the closing price of our stock on the day of the Compensation Committee's meeting or, in the case of options we may grant to newly hired executive officers, on the date of hire. The Compensation Committee does not delegate to management or others its decisions regarding stock options granted to named executive officers. We do not intend to grant options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted on the fixed dates of our annual Compensation Committee meetings in December or on the date of hire to newly hired executive officers.

        We believe that "shareholder value transfer," which represents the fair market value of aggregate long-term incentive grants as a percentage of market capitalization during the latest three years, is a key element in measuring the size of stock option grants. We believe our shareholder value transfer amount is below the average and median of the shareholder value transfer amounts of our peer companies.

Restricted Stock and Restricted Stock Units

        Because we regard equity ownership by our named executive officers as extremely important in aligning their interests with the interests of our stockholders, we want our named executive officers to have a meaningful equity ownership even if the value of our stock does not increase and their stock options therefore are not valuable. We have instituted minimum share ownership guidelines for our executive officers starting in fiscal year 2008. In fiscal year 2007, we did not make any grants of restricted stock or restricted stock units, but we have made grants of either restricted stock or restricted stock units to the named executive officers for fiscal year 2008. To encourage our named executive officers to remain with us, the restricted stock and the restricted stock units are subject to a four year vesting schedule. In connection with the grant of restricted stock and restricted stock units, we reduced the number of options that would otherwise have been awarded to the executive officers for fiscal year 2008. Even including the grants of restricted stock and restricted stock units, we believe that the size of our equity awards to our named executive officers, as measured by shareholder value transfer amounts, is below the median size of equity awards to similar named executive officers of our peer companies.

Deferred Compensation

        We offer a non-qualified deferred compensation plan for our executive officers and other employees who are part of a select group of highly compensated or management employees. This deferred compensation plan provides participants with an opportunity to make deferrals. In addition, employer contributions are made under a formula. We believe that this deferred compensation plan is desirable to make the overall compensation package of our executive officers competitive with those of our peer companies. Although the employer contributions to the deferred compensation plan for our executive officers are fully vested, they are in relatively small annual amounts as compared to the executive officers' base salaries.

Canadian Defined Benefit Pension Plan for Chief Executive Officer

        We provide a defined benefit pension plan governed by Canadian law to our chief executive officer. The purpose of this plan is to provide retirement income to our chief executive officer after he has completed many years of service to us. The plan is a retention device, as our chief executive officer's benefits under the plan will depend on the number of years of his service to us. The plan is in lieu of our chief executive officer's participation in our Canadian defined contribution plan (analogous to a 401(k) plan) that is generally available to our Canadian employees. Benefits under this defined benefit pension plan are subject to the same statutory limits that are applicable to broad-based plans in Canada. Similar plans are common in similarly sized Canadian companies, and this plan is therefore a competitive compensation practice.

Severance Payments, Change-in-control Payments and Related Tax Gross-ups

        Our employment agreements with our named executive officers provide that they will receive certain severance benefits if we terminate their employment without "cause," or, in the case of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary, if they terminate their employment with "good reason" (e.g., because they are demoted). If their termination of employment follows a change in control of the Company, our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary will receive an enhanced level of severance benefits. Furthermore, if a golden parachute excise tax is imposed on our chief executive officer, chief operating officer and president or chief financial officer, treasurer and secretary in connection with his termination of employment following a change in control, the affected executive will receive "gross-up" payments to make him whole for the golden parachute excise tax. However, if a 10% or less reduction in severance would eliminate the golden parachute tax, then the severance will be reduced to eliminate the tax and no reimbursement will be provided. The details of such arrangements are discussed in the section entitled "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table—Employment Agreements" below.

        The change-in-control provisions contained in the employment agreements of our named executive officers are "double trigger" provisions: i.e., the named executive officer does not receive his change-in-control payments automatically on the occurrence of a change in control, but must either be discharged by the Company (or the applicable subsidiary) without "cause" or (in the case of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary) terminate his employment with the Company (or the applicable subsidiary) for "good reason" within a stated period after the occurrence of the change in control. Thus, the change-in-control payments are essentially compensation for being fired or forced out of a job in connection with the change in control.

        We believe that the severance provisions in the employment agreements of our executive officers are necessary to retain our executive officers by protecting them against involuntary termination of their employment or being forced out of the Company. The severance provisions applicable following a change in control will encourage our executive officers to consider or pursue potential changes in control that would benefit stockholders, without needing to worry about the potentially negative consequences of the transactions to them personally. The provisions are desirable after a change in control to retain the executive officers under disruptive circumstances when their services might be especially necessary. Based on a survey of our peer companies conducted by an independent compensation consultant when we negotiated the employment agreements with our executive officers, we believe that the change-in-control provisions of the employment agreements of our executive officers are well within the range of similar provisions in the employment agreements between our peer companies and their executive officers.

        We believe that the gross-up provisions in the employment agreements of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary are necessary to enable them to enjoy the full benefit of their change-in-control payments. These provisions will also enable them to assist the Board of Directors in analyzing any offers that might be made for acquisition of control of the Company without the distraction of worrying about the negative tax consequences that they might otherwise incur. Several of the companies in our peer group provide such gross-up payments to their named executive officers.

All Other Compensation

        All other compensation for our named executive officers includes, among other things, Company contributions under our 401(k) plan, car allowances and, in the case of our chief executive officer, a tax gross-up on his car allowance. These items are commonly provided by public companies to their executive officers and are in relatively minor amounts.

        In addition, our named executive officers are permitted to participate in the Company's 2006 Employee Stock Purchase Plan on the same terms and conditions as the Company's other employees.

Compensation Committee Report on Executive Compensation

        The Compensation Committee reviewed the Compensation Discussion and Analysis for fiscal year 2007 and discussed its contents with the Company's management. Based on such review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

  Compensation Committee

  Michael F. Finley, Chairperson

  Michael Targoff

Compensation Committee Interlocks and Insider Participation

        Michael Targoff and Michael F. Finley served on the Company's Compensation Committee during fiscal year 2007. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries, and no such member has any interlocking relationships with the Company that are subject to disclosure under the rules of the Securities and Exchange Commission relating to compensation committees.

Summary Compensation Table

        The table below summarizes the total compensation paid to or earned for the fiscal year ended September 28, 2007 by:

  •
  the chief executive officer;

  •
  the chief financial officer; and

  •
  the three other most highly compensated individuals who were serving as executive officers of the Company at the end of the fiscal year.

        These individuals are referred to in this proxy as the "named executive officers."

Name and Principal Position	Fiscal Year	Salary	Option Awards(b)	Non-equity Incentive Plan Compensation(c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(d)	All Other Compensation(e)	Total
O. Joe Caldarelli(a) Chief Executive Officer	2007	$495,000	$164,594	$956,110	$121,319	$93,482	$1,830,505
Joel A. Littman Chief Financial Officer, Treasurer & Secretary	2007	249,615	80,467	231,583	—	38,889	600,555
Robert A. Fickett Chief Operating Officer & President	2007	313,077	109,729	352,650	—	44,553	820,008
Don C. Coleman Vice President	2007	185,924	54,864	119,373	—	31,931	392,092
John R. Beighley Vice President	2007	163,269	27,718	113,808	—	29,778	334,573

(a)
For Mr. Caldarelli, salary, non-equity incentive plan compensation and all other compensation amounts are denominated in Canadian Dollars. Salary and all other compensation amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2007 of US$0.90 for C$1.00. For fiscal year 2007, Mr. Caldarelli's base salary was C$550,000, which has remained constant since October 2004, and accordingly, any changes to his base salary between fiscal years 2005 and 2007 are a result of the changing U.S. Dollar to Canadian Dollar exchange rate. Non-equity incentive plan compensation amounts were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(b)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for stock options granted to each of the named executive officers in fiscal year 2007 and in prior fiscal years, in accordance with SFAS No. 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the valuation assumptions with respect to the stock option grants, see Note 10 to the Audited Consolidated Financial Statements included in the Company's Form 10-K filed for the fiscal year ended September 28, 2007.

(c)
Includes (i) amounts earned under the Company's Management Incentive Plan under the Company's 2006 Equity and Performance Incentive Plan for all of the named executive officers and (ii) in the case of Mr. Beighley, amounts earned under the Company's Sales Incentive Plan. As noted above, for Mr. Caldarelli, the payments are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(d)
Mr. Caldarelli's pension plan is denominated in Canadian Dollars. The aggregate change in the actuarial present value of the pension benefit obligation during fiscal year 2007 consists of the following:

U.S. Dollar changes in Canadian pension benefit obligation	$51,633
Increases in pension benefit obligation as a result of the changing U.S. Dollar to Canadian Dollar exchange rate	69,686

Total changes in pension benefit obligation in U.S. Dollars	$121,319

  The amounts above were calculated using an exchange rate at the beginning of fiscal year 2007 of US$1.00 to C$1.11 and at the end of fiscal year 2007 of US$1.00 to C$1.00.

(e)
Details regarding the various amounts included in this column are provided in the following table entitled "All Other Compensation Table for Fiscal 2007."

All Other Compensation Table for Fiscal 2007

        The components of the amounts shown in the "All Other Compensation" column of the Summary Compensation Table are displayed in detail in the following table.

Name of Executive	Company 401(k) Contribution	Car Allowance(a)	Tax Gross-ups(b)	Payments to Non-qualified Deferred Compensation Plan(c)	Payments to Defined Benefit Plan(d)	Cash in Lieu of Pension(e)	Other Compensation	Total
O. Joe Caldarelli	$—	$38,591	$16,614	$—	$23,930	$14,097	$250	$93,482
Joel A. Littman	11,491	18,600	—	8,548	—	—	250	38,889
Robert A. Fickett	11,144	18,600	—	14,559	—	—	250	44,553
Don C. Coleman	8,831	18,600	—	4,250	—	—	250	31,931
John R. Beighley	7,755	18,600	—	3,172	—	—	250	29,778

(a)
Represents the total cost to the Company for use by the named executive officer of a company car during fiscal year 2007. For Mr. Caldarelli, this amount includes a car allowance in the amount of C$21,060, with the balance consisting of amounts paid by the Company for reimbursement of gas, maintenance costs and car insurance. The amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2007 of US$0.90 for C$1.00.

(b)
Represents tax gross-ups paid to Mr. Caldarelli related to the use of a company car. The amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2007 of US$0.90 for C$1.00.

(c)
Represents amount to be contributed by the Company to the non-qualified deferred compensation plan for fiscal year 2007.

(d)
Represents C$26,589 contributed to the defined benefit plan for the benefit of Mr. Caldarelli during fiscal year 2007. The amount is denominated in Canadian Dollars and was converted to U.S. Dollars using the average exchange rate during fiscal year 2007 of US$0.90 for C$1.00.

(e)
Represents C$15,663 paid in December 2007 to Mr. Caldarelli in lieu of pension related to fiscal year 2007. The amount is denominated in Canadian Dollars and was converted to U.S. Dollars using the average exchange rate during fiscal year 2007 of US$0.90 for C$1.00.

Grants of Plan-based Awards For Fiscal Year 2007

        The following table provides information concerning grants of plan-based awards to each of the named executive officers for the fiscal year ended September 28, 2007.

			Estimated Future Payments Under Non-equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(3) (#)			Grant Date Fair Value of Stock and Option Awards ($)
						Actual Payouts Under Non-equity Inventive Plan Awards(2) ($)		Exercise or Base Price of Option Awards ($/Sh)
Date of Approval by Compensation Committee
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
O. Joe Caldarelli(4)	— 12/8/06	— 12/7/06	$148,500 —	$495,000 —	$1,051,875 —	$956,110 —	— 45,000	$	— 14.22	$	— 639,900
Joel A. Littman	— 12/8/06	— 12/7/06	44,931 —	149,769 —	299,539 —	231,583 —	— 22,000		— 14.22		— 312,840
Robert A. Fickett	— 12/8/06	— 12/7/06	70,442 —	234,808 —	528,318 —	352,650 —	— 30,000		— 14.22		— 426,600
Don C. Coleman	— 12/8/06	— 12/7/06	27,889 —	92,962 —	209,164 —	119,373 —	— 15,000		— 14.22		— 213,300
John R. Beighley	— 12/8/06	— 12/7/06	23,674 —	81,635 —	152,330 —	113,808 —	— 7,000		— 14.22		— 99,540

(1)
Amounts represent possible payouts under (i) the Company's Management Incentive Plan under the Company's 2006 Equity and Performance Incentive Plan for fiscal year 2007 for all of the named executive officers and (ii) in the case of Mr. Beighley, the Company's Sales Incentive Plan. For purposes of this table, the threshold, target and maximum amounts are calculated based on the amounts included in the "salary" column in the Summary Compensation Table above. Actual payouts under the Management Incentive Plan are based on the executive officers' respective base salaries as in effect as of the end of the fiscal year, and the actual payout under the Sales Incentive Plan to Mr. Beighley is based on his salary as in effect as of the beginning of the fiscal year.

(2)
The amounts in this column represent the actual payouts under (i) the Management Incentive Plan under the Company's 2006 Equity and Performance Incentive Plan for fiscal year 2007 for all of the named executive officers and (ii) in the case of Mr. Beighley, the Company's Sales Incentive Plan. The amounts in this column are also included in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)
Represents stock options granted under the Company's 2006 Equity and Performance Incentive Plan. The options vest at a rate of 25% on each of the first four anniversaries of the grant date.

(4)
For Mr. Caldarelli, estimated future payments under non-equity incentive plan awards and actual payouts under non-equity incentive plan awards are denominated in Canadian Dollars. Estimated future payments under non-equity incentive plan awards were converted using the average exchange rate during fiscal year 2007 of US$0.90 for C$1.00. Actual payouts under non-equity incentive plan awards were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table

Employment Agreements

  Messrs. Caldarelli, Fickett and Littman

        Communications & Power Industries Canada Inc., a subsidiary of the Company, is a party to an employment agreement with Mr. Caldarelli, and Communications & Power Industries, Inc., also a subsidiary of the Company, is party to an employment agreement with each of Messrs. Fickett and Littman. The term of each employment agreement commenced on April 27, 2006 and will continue for a three-year period thereafter. Each agreement will be automatically extended for additional one-year periods thereafter, unless the employer or the executive officer gives notice of non-renewal at least six months prior to the end of the term.

        Each agreement provides for the following base salary, subject to upward adjustment by the Board of Directors of the Company in its sole discretion: Mr. Caldarelli—C$550,000 (Canadian Dollars); Mr. Fickett—US$300,000; and Mr. Littman—US$230,000.

        Each of these executive officers is eligible to receive an annual cash bonus through participation in the Company's Management Incentive Plan, as in effect from time to time, and awards through the Company's 2006 Equity and Performance Incentive Plan. For the 2007 fiscal year, the target bonuses for Messrs. Caldarelli, Fickett and Littman under the Company's Management Incentive Plan are 1.0, 0.75 and 0.60, respectively, times their respective base salaries. Each of these executive officers is eligible to participate in other benefit plans, policies and programs.

        If the employment of any of these executive officers is terminated by the employer for cause, is terminated as a result of the death or disability of the executive officer or is terminated by the executive officer other than for good reason, then the employment agreement will terminate immediately, and the executive officer will be entitled to receive only (a) accrued but unpaid salary through the date of termination and vacation pay and other cash compensation or cash entitlements as of the date of termination and (b) in the case of any termination other than by the employer for cause and by the executive officer without good reason, if the executive officer has been employed for at least six months during the fiscal year, a partial bonus for the fiscal year of termination equal to the full bonus payable multiplied by a fraction equal to the fraction of the fiscal year preceding the executive officer's termination.

        If the employment of any of these executive officers is terminated by the employer without cause or by the executive officer for good reason, as applicable, then the executive officer will be entitled to receive severance payments equal to a multiple of the sum of the executive officer's base salary and the average value of the Management Incentive Plan and other performance bonuses received by the executive officer for the three fiscal years preceding the termination date. The applicable multiples for Messrs. Caldarelli, Fickett and Littman are 2.0, 1.5 and 1.5, respectively. In addition, all unvested options and other equity awards will immediately become vested. If the termination occurs more than six months after the beginning of a fiscal year, then the executive officer will be eligible to receive a prorated bonus for the year of termination.

        In addition, in the case of a termination without cause or a resignation for good reason within the two-year period following a change of control, the severance payments will be equal to a specified multiple of the sum of the executive officer's base salary and the highest Management Incentive Plan or other performance bonus received by the executive officer during the three fiscal years preceding the termination date. The applicable multiples for Messrs. Caldarelli, Fickett and Littman in this case are 2.5, 2.0 and 2.0, respectively.

        In the case of a termination without cause or a resignation for good reason, Messrs. Caldarelli, Fickett and Littman will be eligible to continue receiving certain benefits for 24 months, 18 months and 18 months, respectively, following termination. If the termination occurs within the two-year period following a change of control the applicable benefit continuation periods for Messrs. Caldarelli, Fickett and Littman will be 30 months, 24 months and 24 months, respectively.

        If any compensation payable to an executive officer upon termination, is deemed to be "deferred compensation" within the meaning of Section 409A of the Internal Revenue Code, and if the stock of the Company (or one of its affiliates) is publicly traded on an established securities market or otherwise and the executive officer is determined to be a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code, then payment of such compensation will be delayed as required pursuant to Section 409A of the Internal Revenue Code. Such delay will last six months from the date of the executive officer's termination except in the event of the executive officer's death. This provision should not apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

        As a condition to receiving the benefits and payments described above in connection with a termination by the employer without cause or termination by the executive officer for good reason, the executive officer will be required to execute a release of any claims and potential claims against the employer and its affiliates and directors relating to the executive officer's employment, and the executive officer and the employer will also enter into reasonable mutual non-disparagement covenants.

        Following the termination of employment of any of the executive officers without cause, or a resignation for good reason, the executive officer will be subject to a post-termination non-compete covenant and a post-termination covenant not to solicit any of the Company's current or potential customers. The duration of these covenants will be equal to the duration of the post-termination period during which the Company is obligated to provide benefits as described above. In addition, if their employment is terminated for any reason, Messrs. Caldarelli, Fickett and Littman will be prohibited from soliciting for employment any of the Company's employees for a 24-month, 18-month and 18-month period, respectively, following termination (or, if longer, the period during which they are subject to the non-compete covenant).

        For each of the executive officers, good reason generally means any of the following (i) assignment to the executive officer of any duties inconsistent with the executive officer's positions with the Company and Communications & Power Industries, Inc. (and in Mr. Caldarelli's case also Communications & Power Industries Canada Inc.) as set forth in the employment agreement (including status, offices, titles and reporting requirements), authorities, duties or responsibilities as contemplated in the employment agreement or any action by the Company (in the case of all three executive officers), Communications & Power Industries, Inc. (in the case of Messrs. Fickett or Littman) or Communications & Power Industries Canada Inc. (in Mr. Caldarelli's case) that results in diminution in such positions, authority, duties or responsibilities; or (ii) failure by the employer to comply with the provisions of the employment agreement; or (iii) relocation of the office where the executive officer is required to report to a location that is 50 or more miles from the executive officer's current location; or (iv) failure to appoint the executive officer as chief executive officer (in Mr. Caldarelli's case), chief financial officer (in Mr. Littman's case) and president and chief operating officer (in Mr. Fickett's case) of the combined or acquiring entity in the case of a change of control, reporting to the new entity's board of directors; or (v) notice to the executive officer that the term of the employment agreement will not be extended; or (vi) in Mr. Caldarelli's case, failure by the stockholders of the Company to re-elect him as a member of the Board, with full voting rights.

        For each of the executive officers, cause generally means any of the following: (a) acts or omissions by the executive officer that constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (b) the executive officer personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or policy of the Company or any of its subsidiaries, (c) an act of fraud, conversion, misappropriation, or embezzlement by the Company or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (d) any deliberate and material misuse or deliberate and material improper disclosure of confidential or proprietary information of the Company or any of its subsidiaries. No act or omission by the executive officer constitutes cause unless the employer has given detailed written notice thereof to the executive officer, and the executive officer has failed to remedy such act or omission within a reasonable time after receiving such notice.

        If any payments made by the employer to Mr. Caldarelli, Fickett or Littman would result in the imposition of the golden parachute excise tax under Section 280G of the Internal Revenue Code of 1986, then the employer will reimburse the affected executive officer for the amount of the tax, on a grossed-up basis to cover any taxes on the reimbursement payment. However, if a 10% or less reduction in severance would eliminate the golden parachute tax, then the severance will be reduced to eliminate the tax and no reimbursement will be provided. We do not believe any Section 280G excise tax will apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

        The employment agreements with Mr. Fickett and Mr. Littman were amended and restated effective as of January 17, 2008 to provide for technical amendments to comply with Section 409A of the Internal Revenue Code. The terms and conditions of the amended and restated agreements were not materially changed from the descriptions of the employment agreements set forth above.

  Mr. Coleman

        Communications & Power Industries, Inc. has an employment letter, dated November 2, 2002, with Mr. Coleman that provides for an annual base salary of $159,000. The current practice is for the base salary to be reviewed and adjusted as appropriate. For fiscal year 2007, Mr. Coleman's base salary was $185,924. The letter provides that Mr. Coleman is entitled to participate in the Company's Management Incentive Plan. If Mr. Coleman is terminated without cause, he will be entitled to continued payment of his base salary for 12 months. If Mr. Coleman is terminated without cause at any time during the two-year period following a change in control event he will be entitled to continued payment of base salary for 12 months. In addition, upon a termination without cause, including in connection with such termination within two years after a change in control event, Mr. Coleman will be entitled to the continuation of employee benefits for the severance period, 100% of the management incentive award that otherwise would have been earned by him, continued use of his company car and full outplacement services. In order to receive the foregoing severance benefits, Mr. Coleman will be required to execute a general release in favor of the employer.

  Mr. Beighley

        Communications & Power Industries, Inc. has an employment letter, dated June 27, 2000, with Mr. Beighley that provides for an annual base salary of $131,000. The Company's current practice is for the base salary to be reviewed and adjusted as appropriate. For fiscal year 2007, Mr. Beighley's base salary was $163,269. The letter provides that Mr. Beighley is entitled to participate in the Company's Management Incentive Plan. Mr. Beighley is also entitled to participate in the executive car program, the 401(k) plan and the executive physical program. In addition, Mr. Beighley is entitled to business travel insurance of up to $1 million. Pursuant to the letter, if Mr. Beighley is terminated without cause, he will be entitled to continued payment of base salary for 12 months, the continuation of employee benefits for 18 months, 100% of the management incentive award that otherwise would have been earned by him, continued use of his company car, and full outplacement services. In order to receive the foregoing severance benefits, Mr. Beighley will be required to execute a general release in favor of the employer. In the event of Mr. Beighley's death, his heirs or estate will be entitled to receive an amount equal to two times his weekly earnings plus an additional day for every year of completed service.

2006 Equity and Performance Incentive Plan

        The Company adopted its 2006 Equity and Performance Incentive Plan (the "2006 Plan") in April 2006, for grants to be made to participants following the consummation of the Company's initial public offering. The 2006 Plan was approved by securityholders of the Company. The 2006 Plan is administered by a Committee of the Board designated by the Board in accordance with the provisions of the 2006 Plan, which is currently the Company's Compensation Committee. All of the Company's employees (including officers), directors and consultants are eligible for awards under the 2006 Plan.

        Awards under the 2006 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. The 2006 Plan provides for an aggregate of up to 1,400,000 shares of the Company's common stock to be available for awards, plus the number of shares subject to awards granted under the 2004 Stock Incentive Plan and 2000 Stock Option Plan that are forfeited, expire or are cancelled after the effective date of the 2006 Plan. In addition, if any shares subject to an award under the 2006 Plan are forfeited, expire or are cancelled without the issuance of shares, or are received or withheld by the Company to satisfy tax liabilities arising from the grant of an award or as a result of shares to pay the option price, then such shares will again be available for award under the 2006 Plan. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (excluding any cash divided or distribution), stock split, reverse stock split or similar transaction affecting the shares, the Compensation Committee will make equitable, proportionate and appropriate adjustments to the 2006 Plan and the awards (including making such adjustments to the number of shares available under the Plan and the number of shares subject to outstanding awards).

        No participant may be granted restricted stock, performance awards and/or other stock unit awards that are denominated in shares with respect to more than 460,000 shares in any 12-month period. In addition, the maximum dollar value payable to any participant during any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to cash or property other than shares is $3,000,000. Under the 2006 Plan, the purchase price for shares covered by an award cannot be less than 100% of the fair market value of the underlying shares on the grant date. The Compensation Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right or to cancel any option when the fair market value of the shares is less than the option's exercise price.

        As of September 28, 2007, 788,979 shares remain available for awards under the 2006 Plan.

        Performance awards under the 2006 Plan are awards that provide payments determined by the achievement of performance goals over a performance period. The Compensation Committee determines the relevant performance goals and the performance period. The performance goals are based on the attainment of specified levels of, or growth of, one or any combination of (or a formula based on) modified calculations of certain specified factors. The eligible factors include: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of the Company's other publicly traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; EBITDA; an adjusted formula of EBITDA; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to the Company's performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Company's annual Management Incentive Plan bonuses (discussed below) are paid to executives and employees under the 2006 Plan.

Management Incentive Plan Awards for Fiscal Year 2007

        For fiscal year 2007, the Compensation Committee established goals under the Management Incentive Plan based on earnings before interest, taxes, depreciation and amortization, further adjusted to exclude certain non-cash and non-recurring items ("Adjusted EBITDA"), and cash flows from operating activities before taxes, interest and non-recurring expenses, less recurring capital expenditures ("Adjusted Operating Cash Flow"). For fiscal year 2007, the Compensation Committee set the threshold Adjusted EBITDA (below which no bonuses based on Adjusted EBITDA would be paid) at $63.0 million and the maximum Adjusted EBITDA to be considered under the Management Incentive Plan at $71.5 million. For fiscal year 2007, the Compensation Committee set the threshold Adjusted Operating Cash Flow (below which no bonuses based on Adjusted Operating Cash Flow would be paid) at $46.0 million and the maximum Adjusted Operating Cash Flow to be considered under the Management Incentive Plan at $57.0 million.

        The award for Mr. Caldarelli, our chief executive officer, provided that his bonus would be weighted as follows: 37.5% on Adjusted EBITDA for the Company as a whole, 37.5% on Adjusted Operating Cash Flow for the Company as a whole, 12.5% on Adjusted EBITDA for the Communications & Medical Products Division (of which he is the president) and 12.5% on Adjusted Operating Cash Flow for the Communications & Medical Products Division. His bonus would be 30% of his base salary (as of the end of the fiscal year) on achievement of the thresholds and 212.5% of his base salary on achievement of the maximum levels of Adjusted EBITDA and Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        The award for Mr. Fickett, our chief operating officer and president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 20% on Adjusted EBITDA for the Microwave Power Products Division (of which he is the president), 20% on Adjusted Operating Cash Flow for the Microwave Power Products Division, 5% on the Adjusted EBITDA for the Beverly Microwave Division (which he oversees from a corporate perspective) and 5% on the Adjusted Operating Cash Flow for the Beverly Microwave Division. His bonus would be 22.5% of his base salary (as of the end of the fiscal year) on achievement of the thresholds and 168.75% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        The award for Mr. Littman, our chief financial officer, treasurer and secretary, provided that his bonus would be weighted as follows: 50% on Adjusted EBITDA for the Company as a whole and 50% on Adjusted Operating Cash Flow for the Company as a whole. His bonus would be 18% of his base salary (as of the end of the fiscal year) on achievement of the thresholds and 120% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        The award for Mr. Coleman, vice president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Beverly Microwave Division (of which he is the president) and 25% on Adjusted Operating Cash Flow for the Beverly Microwave Division. His bonus would be 15% of his base salary (as in effect as of the end of the fiscal year) on achievement of the thresholds and 112.5% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        The award for Mr. Beighley, vice president in charge of worldwide field sales, provided that his bonus would be weighted as follows: 40% on Adjusted EBITDA for the Company as a whole, 40% on Adjusted Operating Cash Flow for the Company as a whole and 20% on individual goals. His bonus would be 7.5% of his base salary (as in effect as of the end of the fiscal year) on achievement of the thresholds and 45% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        The Management Incentive Plan provided that total aggregate bonus payments under the Management Incentive Plan for fiscal year 2007 would not exceed 8% of Adjusted EBITDA. For fiscal year 2007, the bonuses actually paid under the Management Incentive Plan did not approach this limit.

        Except in the case of scheduled retirement, death or disability or as otherwise provided in an employee's employment agreement, to be eligible for a bonus award, an executive officer must be on the payroll in good standing at the end of the fiscal year and at the time of payment. Payments will be distributed on January 11, 2008 for U.S. executive officers, and no later than the end of January 2008 for Canadian executive officers. In the event of scheduled retirement, death or disability, a pro rata payment will be made to the executive officer or the executive officer's estate.

Sales Incentive Plan Awards for Fiscal Year 2007

        For fiscal year 2007, the Compensation Committee set the threshold under the Sales Incentive Plan for worldwide field orders (below which no bonuses based on worldwide field orders would be paid) at $212.0 million and the maximum worldwide field orders to be considered under the Sales Incentive Plan at $279.0 million. For fiscal year 2007, the Compensation Committee set the threshold for days sales outstanding for Europe (above which no bonuses based on days sales outstanding for Europe would be paid) at 60 days and the minimum days sales outstanding in Europe to be considered under the Sales Incentive Plan at 51 days. For fiscal year 2007, the Compensation Committee set the threshold for advanced payments received (below which no bonuses based on advanced payments received would be paid) at $14.5 million and the maximum worldwide advanced payments received to be considered under the Sales Incentive Plan at $16.6 million. For fiscal year 2007, the Compensation Committee set the threshold for receivables past due for Europe (above which no bonuses based on receivables past due for Europe would be paid) at 10% and the minimum receivables past due for Europe to be considered under the Sales Incentive Plan at 6%. For fiscal year 2007, the Compensation Committee set the threshold for receivables past due for the U.S. and the rest of the world (above which no bonuses based on receivables past due for the U.S. and the rest of the world would be paid) at 7% and the minimum receivables past due for the U.S. and the rest of the world to be considered under the Sales Incentive Plan at 2%.

        The award for Mr. Beighley under the Sales Incentive Plan provided that his bonus would be weighted as follows: 80% on worldwide field orders, 6.7% for days sales outstanding for Europe, 6.7% for advanced payments received, 3.3% for receivables past due for Europe and 3.3% for receivables past due for the U.S. and the rest of the world. His bonus would be 7.0% of his base salary (as in effect as of the beginning of the fiscal year) on achievement of the thresholds and 48.3% of his base salary on achievement of the maximum levels, with percentages interpolated for other levels of achievement.

Stock Options Granted in Fiscal Year 2007

        Options granted to the named executive officers were made under the 2006 Plan and consisted of a single grant effective as of December 8, 2006 at an exercise price per share of $14.22, which was the closing market price of the underlying shares on December 7, 2006, the date on which the compensation committee approved the grant. One-fourth of the options granted vest on each of the first four anniversaries of the date of grant.

        With respect to options granted to Messrs. Caldarelli, Fickett and Littman, upon termination of the executive officer's employment with the Company (or the applicable subsidiary) for cause, or for any reason other than death, disability, termination by the executive for good reason or discharge of the executive officer without cause, all options will immediately cease vesting. Upon termination of the executive officer's employment with the Company (or the applicable subsidiary) without cause, as a result of death or disability, or by the executive officer for good reason, all unvested options for the executive officer will become fully vested and exercisable as of the date of termination. In the event of termination of the executive officer's employment by death or disability, by the Company (or the applicable subsidiary) without cause or by the executive officer for good reason, the options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In the event of termination of employment by the executive officer without good reason, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after termination of employment or, if the executive officer reasonably determines that he is prohibited or restricted from selling the shares in the public markets for any portion of such 90-day period, then 90 days after all restrictions cease and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In addition, in connection with a merger, reorganization or similar transaction in which the Company is not the surviving entity, if the obligations of the options are not assumed by the surviving entity or if the Company fails to provide the executive with cash or property equal to the spread value of the options (aggregate fair market value of the shares subject to the options less the aggregate exercise price of the options), then the unvested options will become fully vested and exercisable prior to the effective date of such transaction.

        With respect to options granted to Messrs. Coleman and Beighley, upon termination of the executive officer's employment with the Company (or the applicable subsidiary) other than for death or disability, the options will immediately cease vesting. Upon termination of the executive officer's employment with the Company (or the applicable subsidiary) for any reason other than cause, death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer's employment as a result of death or disability, if the termination date does not fall on an anniversary of the date of grant of the options, then for purposes of determining the extent to which the options have vested, the executive officer's employment will be deemed terminated on the next occurring anniversary of the date of grant. Upon termination as a result of death or disability, unvested options will immediately be cancelled and terminated and vested options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated.

        With respect to the options granted to all of the named executive officers, if the executive officer's employment is terminated for cause, then all of the vested and unvested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable.

Outstanding Equity Awards at September 28, 2007

        The following table provides information concerning unexercised options for each named executive officer outstanding as of the end of the fiscal year 2007.

Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
O. Joe Caldarelli	12/8/06 4/27/06 9/29/04 9/29/04 3/1/04 2/3/04 3/10/03 7/1/00	43,584 10,896 414,054 7,411 272,403 43,584	45,000 45,000 103,512	(2) (3) (4)	$14.22 18.00 4.32 6.61 4.32 1.08 0.20 0.74	12/8/16 4/27/16 9/29/14 9/29/14 3/1/14 2/3/14 3/10/13 7/1/10

Joel A. Littman	12/8/06 4/27/06 9/29/04 9/29/04 3/1/04 3/10/03 7/2/01	34,866 8,718 130,754 81,721 12,257	22,000 22,000 32,688	(2) (3) (4)	$14.22 18.00 4.32 6.61 4.32 0.20 0.74	12/8/16 4/27/16 9/29/14 9/29/14 3/1/14 3/10/13 7/2/11
Robert A. Fickett	12/8/06 4/27/06 9/29/04 9/29/04 3/1/04 3/10/03 7/1/00	43,584 10,896 239,716 163,442 27,583	30,000 30,000 59,928	(2) (3) (4)	$14.22 18.00 4.32 6.61 4.32 0.20 0.74	12/8/16 4/27/16 9/29/14 9/29/14 3/1/14 3/10/13 7/1/10
Don C. Coleman	12/8/06 4/27/06 9/29/04 9/29/04 3/1/04 3/10/03 7/1/00	21,792 5,448 65,376 38,681 27,240	15,000 15,000 16,344	(2) (3) (4)	$14.22 18.00 4.32 6.61 4.32 0.20 0.74	12/8/16 4/27/16 9/29/14 9/29/14 3/1/14 3/10/13 7/1/10
John R. Beighley	12/8/06 4/27/06 9/29/04 9/29/04 3/1/04 3/10/03 7/1/00	13,074 3,270 39,226 16,344 27,240	7,000 8,000 9,806	(2) (3) (4)	$14.22 18.00 4.32 6.61 4.32 0.20 0.74	12/8/16 4/27/16 9/29/14 9/29/14 3/1/14 3/10/13 7/1/10

(1)
An aggregate of 1,287,121 options, or 56.6% of the options included in the table, were issued prior to the Company's initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were "rolled over" as an investment into the acquired company or through grants made as an adjustment to compensate option holders for not participating in a 2005 $75.8 million special distribution to stockholders.

(2)
One-fourth of the shares subject to this option award vest on December 8 of each of 2007, 2008, 2009 and 2010.

(3)
One-fourth of the shares subject to this option award vest on April 27 of each of 2008, 2009, 2010 and 2011.

(4)
The unvested shares subject to this option award vest in equal installments on March 1, 2008 and March 1, 2009.

Option Exercises For Fiscal Year 2007

        None of the named executive officers exercised stock options during fiscal year 2007.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
O. Joe Caldarelli	Pension Plan for Executive Employees of Communications & Power Industries Canada Inc. (as applicable to Joe Caldarelli)	28	$706,404	—

(1)
Amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

Narrative Disclosure to Pension Benefits Table

        In December 2002, Communications & Power Industries Canada Inc., a subsidiary of the Company, adopted a defined benefit pension plan for its chief executive officer, O. Joe Caldarelli. Communications & Power Industries Canada Inc., Mr. Caldarelli's employer, is the administrator of the plan. The amount of annual pension payable to Mr. Caldarelli at age 65, which is the normal retirement age as defined in the plan, is equal to: (i) two percent of the average of Mr. Caldarelli's highest average indexed earnings for each year of pensionable service before December 31, 1990 plus (ii) the aggregate of two percent of Mr. Caldarelli's indexed earnings for each year of pensionable service on or after January 1, 1991. In effect, under current Canadian regulations, as of the end of December 2007 the annual pension amount would be limited to $2,222 per year of pensionable service. Earnings under the plan refers to salary, commissions, bonus and profit sharing. Pensionable service (subject to exceptions for certain temporary absences) refers to the number of years and completed months of continuous service in Canada with the employer and all pensionable service recognized under The Retirement Plan of Communications & Power Industries Canada Inc. (the predecessor plan). Indexed earnings means, for any given calendar year, the earnings adjusted to the date of calculation (which is the earliest date of retirement, termination of employment, date of death or termination of the plan) to reflect increases after the year in the average weekly wages and salaries of the Industrial Aggregate as published by Statistics Canada, and highest average indexed earnings means the average of the highest three years of indexed earnings preceding any date of calculation. Amounts payable to Mr. Caldarelli under the plan cannot exceed the maximum pension limits under the Canadian Income Tax Act. Under current Canadian regulations, Mr. Caldarelli would have been entitled to a maximum pension of C$60,000 per year if he had retired at the end of December 2007.

        The pension paid under the plan will be increased annually on January 1 of each year, beginning the January 1 after the date of commencement of payment of the pension, based on the average rate of increase in the Canada all-items Consumer Price Index as published by Statistics Canada, during the previous calendar year (or part of the year) in respect of which payments were made, less one percent. If the annual pension benefit payable at normal retirement age is less than two percent of the yearly maximum pensionable earnings, as defined in the plan, for the calendar year in which Mr. Caldarelli retires, dies or his employment terminates, then a lump sum of the commuted value (as described in the plan) will be paid instead.

        Pension payments will generally begin on the date that Mr. Caldarelli actually retires and will be paid in equal monthly installments of one-twelfth of the annual amount. If Mr. Caldarelli does not have a spouse at the time that the pension commences to be paid, then the pension payments will cease with the last payment due before his death or after 180 monthly payments have been made, whichever is later. If Mr. Caldarelli were to die before said 180 monthly payments had been made, then the commuted value (as described in the plan) of the remaining payments would be paid to his beneficiary, in one lump sum. If Mr. Caldarelli has a spouse at the time that the pension commences to be paid, then pension payments will be made throughout Mr. Caldarelli's lifetime for a minimum of 60 monthly payments, with the provision that after his death, or after 60 monthly payments have been made (whichever is later), pension payments will continue to his spouse throughout his spouse's lifetime at the rate of 66.67% of his pension. If he were to die before the minimum of 60 monthly payments had been made, then such payments will continue in full to the surviving spouse until the balance of the 60 monthly payments has been made and will then be reduced to 66.67%. If his spouse were also to die before the minimum of 60 monthly payments had been made, then the commuted value (as described in the plan) of the remaining payments would be paid to Mr. Caldarelli's estate, in one lump sum. Notwithstanding the foregoing, Mr. Cadarelli's spouse is entitled to waive her entitlement to receive payment of the pension under the plan, and in such event, Mr. Caldarelli will be deemed to not have a spouse for purposes of the plan at the time that the pension commences. Because Mr. Caldarelli is married, he has the option of electing a reduced amount of pension payment during his lifetime, with the provision that after his death, payment will continue as follows during the lifetime of his spouse if his spouse is then living: (i) in full without a guaranteed period or with a guaranteed period from commencement date of the pension of 60, 120 or 180 monthly payments or (ii) reduced to 66.67% with a guaranteed period from the commencement of the pension of 120 or 180 monthly payments.

        Under the plan, Mr. Caldarelli is permitted to retire early, on the first of any month within 10 years of his normal retirement date, and Mr. Caldarelli is therefore currently eligible for early retirement under the plan. The amount payable at early retirement is the lesser of (i) the actuarial equivalent (determined on the basis of mortality tables, rates of interest and rules adopted from time to time by the employer for this purpose on recommendation of the actuary) of the pension accrued to the date of early retirement and otherwise payable from the normal retirement date and (ii) the pension accrued to the date of early retirement and otherwise payable from the normal retirement date, reduced by the early retirement reduction factor prescribed by Income Tax Regulation 8503(3)(c) under the Canadian Income Tax Act.

        Under the plan, if Mr. Caldarelli remains in service after his normal retirement age, he may delay receipt of his pension to the earlier of (i) the first day of the month coinciding with or following his actual retirement date and (ii) the first day of the month before the calendar year of his 69th birthday. The amount of pension payable at late retirement will be the sum of (a) the actuarial equivalent (determined as described above) of the pension accrued to his normal retirement date plus (b) the pension accrued (as calculated pursuant to the first paragraph) to the date of late retirement for each year, or part of a year, of pensionable service after his normal retirement date.

        Upon termination of employment prior to normal retirement age, Mr. Caldarelli will receive a deferred pension payable from the normal retirement age in the normal form described in the plan. The amount of deferred pension will equal the amount of pension otherwise accrued under the plan to the date of termination. In addition, upon termination of employment (or wind-up of the plan), he is entitled to receive an early retirement pension, as described above. If Mr. Caldarelli dies while employed prior to commencement of the deferred pension payments to which he would have been entitled had his employment terminated immediately before his death, his surviving spouse may elect a lump sum payment equal to the commuted value (as described in the plan) of the deferred pension or an immediate or deferred pension payable in equal monthly installments, the present value of which does not exceed the present value of the deferred pension, payable throughout the spouse's lifetime without a guaranteed period or with a guaranteed period not in excess of 180 monthly payments.

        The plan may be amended or discontinued by the employer, and in such event, the benefits provided prior to the date of amendment will not be adversely affected. Replacement of the plan by another plan will be considered an amendment. If the plan is discontinued, the assets will be allocated to provide the pensions and benefits according to the plan.

        The employer will pay into the plan in monthly installments within 30 days after the month for which contributions are payable, the amounts deemed to be employer eligible contributions. An employer eligible contribution is a contribution made by the employer to the plan that is a prescribed contribution or complies with prescribed conditions per applicable legislation and is that made pursuant to the recommendation of the actuary. The employer is required to establish a pension fund into which all contributions will be deposited. The pension fund is not part of the revenue or assets of the employer. Accordingly, payments to be made under the plan will be made from the balance in the pension fund and from the general assets of the employer.

        The method of valuation for determining the present value of the accumulated benefit is based on the following assumptions:

	From 9/29/06 to 9/28/07	From 10/1/05 to 9/29/06
Mortality table	80% GAM-1983 (50% male/50% female)	80% GAM-1983 (50% male/50% female)
Expected rate of return on plan assets	7.5%	7.5%
Discount rate of liabilities at the beginning of the year	4.43%	4.33%
Discount rate of liabilities at the end of the year	5.50%	4.43%
Rate of salary increase	4.00%	4.00%
Rate of increase of monthly pension unit	3.00%	3.00%
Average remaining service period of active employees	9.16	10.16
Age at retirement	65	65

Non-qualified Deferred Compensation

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Joel A. Littman	$—	$8,548	$3,318	$—	$35,053
Robert A. Fickett	—	14,559	1,021	—	79,791
Don C. Coleman	—	4,250	5,681	—	34,246
John R. Beighley	—	3,172	2,888	—	39,361

(1)
Amounts reported in this column are also included in the Summary Compensation Table in the "All Other Compensation" column.

(2)
Amounts reported in this column are not considered as "above market or preferential earnings" under Securities and Exchange Commission Rules and are therefore not included in the Summary Compensation Table.

Narrative Disclosure to Non-qualified Deferred Compensation Table

        The Company adopted the Communications & Power Industries, Inc. Non-qualified Deferred Compensation Plan (the "Original Plan") in 1995, and in 2004 adopted the First Amendment and Restatement of the Communications & Power Industries, Inc. Non-qualified Deferred Compensation Plan (the "Restated Deferred Compensation Plan"). The Restated Deferred Compensation Plan provides for the deferral of income on a pre-tax basis for a select group of the Company's management and highly compensated employees and is administered by the Compensation Committee of the Board of Directors of the Company. Participation in the Restated Deferred Compensation Plan is limited to employees who are (i) a select group of management or highly compensated employees, as defined by the Employee Retirement Income Security Act of 1974 (ERISA) and (ii) designated as such by the plan administrator. The Restated Deferred Compensation Plan first applied to elections made by participating employees to defer compensation earned or vested after December 31, 2004. The provisions of the Original Plan will remain in effect for deferrals of compensation that was earned and vested before January 1, 2005.

        Under the Restated Deferred Compensation Plan, generally, a participating employee may elect in December of each year to defer up to 100% of his or her salary and Management Incentive Plan bonus for the next calendar year (subject to reduction to facilitate compliance with applicable withholding requirements). The Company makes contributions during each calendar year for the benefit of each participant equal to the sum of (1) 4.75% of the participant's base salary paid in such calendar year in excess of the social security taxable wage base in effect for such year, up to and including the dollar limit set forth in Section 401(a)(17) of the Internal Revenue Code, plus (2) 9.5% of the participant's base salary paid in such calendar year in excess of the dollar limit in Section 401(a)(17) of the Internal Revenue Code.

        A participant's account will be credited with such participant's deferred compensation, the Company's contributions for such participant and any investment earnings, gains, losses or changes in value (from time to time, as provided in the Restated Deferred Compensation Plan). The administrator will keep a sub-account within the account of each person who was a participant before the effective date of the Restated Deferred Compensation Plan to reflect the portion of the account attributable to deferred compensation amounts and Company contributions that are earned and vested before January 1, 2005 (which will continue to be governed by the provisions of the Original Plan) and the portion of the account attributable to deferred compensation amounts and Company contributions that are earned or vested after December 31, 2004 (which will be governed by the provisions of the Restated Deferred Compensation Plan). A participating employee is at all times fully vested in his or her account balance.

        Investment elections may be made from the various investment alternatives selected by a participant from those made available by the Company from time to time. A participant may elect to have his or her account deemed invested in up to 10 investment alternatives, provided that an investment alternative must be applied to at least 10% of the total balance in the account and must be in a whole percentage amount. Notwithstanding the foregoing, the Company may invest contributions in investments other than the investments selected by the participant; however the participant's return will be based on the results of his or her investment election (reduced for expenses as provided in the Restated Deferred Compensation Plan).

        In the event of a participant's disability or termination of employment for any reason, including retirement or death, the Company will pay the participant a termination benefit equal to the balance of the participant's account in one lump sum within 2.5 months after the disability or termination of employment, provided that if stock of the Company is publicly traded on an established securities market (or otherwise), no payment will be made to a key employee (as defined in Section 416(i) of the Internal Revenue Code without regard to paragraph 5 of such section) of the Company or one of its affiliates within six months after such person's separation from service (or if earlier, the date of death).

In the event of a participant's death before payment of the benefits pursuant to the preceding sentence, a death benefit equal to the balance in the participant's account will be paid to the participant's beneficiary in one lump sum within 2.5 months after the participant's death. If the plan administrator, upon written request of a participant, determines in its sole discretion that the participant has suffered an unforeseeable financial emergency (as described in the Restated Deferred Compensation Plan), then the Company will pay the participant an amount necessary to meet the emergency in accordance with the provisions and subject to the limitations of the Restated Deferred Compensation Plan.

        The Board of Directors may terminate, amend or modify the Restated Deferred Compensation Plan, subject to certain limitations set forth in the Restated Deferred Compensation Plan and applicable law. If the Restated Deferred Compensation Plan is terminated, (a) the portion of the participant's account attributable to deferred compensation and Company contributions that are earned and vested before January 1, 2005 will be distributed in one lump sum and (b) the portion of the participant's account attributable to deterred compensation and Company contributions that are earned or vested after December 31, 2004 will be distributed as and when such portion of the account would have been distributed if the plan had not terminated. The Restated Deferred Compensation Plan is intended to comply with the provisions of Internal Revenue Code Section 409A as enacted by the American Jobs Creation Act of 2004.

        As with all non-qualified deferred compensation plans, a participating employee's rights against the Company to receive the deferred amounts are limited to the rights of an unsecured general creditor. The Company's obligation to pay benefits under the Original Plan and the Restated Deferred Compensation Plan is not backed by any security interest in the Company's assets to assure payment of the deferred amounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Agreements Providing for Payments upon Termination or Change in Control

Employment Agreements

        The employment agreements with Messrs. Caldarelli, Fickett, Littman, Coleman and Beighley could require the Company (or the applicable subsidiary) to make certain payments to those executive officers in connection with certain terminations of their employment, including in connection with a termination following a change of control of the Company. These agreements are described above under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table—Employment Agreements."

Stock Option Agreements

  2006 Equity and Performance Incentive Plan

        Stock Option Agreements between the Company and Messrs. Caldarelli, Fickett and Littman for options granted to those executive officers under the 2006 Plan provide that upon termination of the executive officer's employment with the Company (or the applicable subsidiary) for cause, or for any reason other than death, disability, termination by the executive officer for good reason or discharge of the executive officer without cause, all options will immediately cease vesting. Upon termination of the executive officer's employment with the Company (or the applicable subsidiary) without cause, as a result of death or disability, or by the executive officer for good reason, all unvested options for the executive officer will become fully vested and exercisable as of the date of termination. In the event of termination of the executive officer's employment by death or disability, by the Company (or the applicable subsidiary) without cause or by the executive officer for good reason, the options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In the event of termination of employment by the executive officer without good reason, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after termination of employment or, if the executive officer reasonably determines that he is prohibited or restricted from selling the shares in the public markets for any portion of such 90-day period, then 90 days after all restrictions cease and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In addition, in connection with a merger, reorganization or similar transaction in which the Company is not the surviving entity, if the obligations of the options are not assumed by the surviving entity or if the Company fails to provide the executive officer with cash or property equal to the spread value of the options (aggregate fair market value of the shares subject to the options less the aggregate exercise price of the options), then the unvested options will become fully vested and exercisable prior to the effective date of such transaction.

        Stock option agreements between the Company and Messrs. Coleman and Beighley for options granted to those executive officers under the 2006 Plan provide that upon termination of the executive officer's employment with the Company (or the applicable subsidiary) other than for death or disability, the options will immediately cease vesting. Upon termination of the executive officer's employment with the Company (or the applicable subsidiary) for any reason other than cause, death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer's employment as a result of death or disability, if the termination date does not fall on an anniversary of the date of grant of the options, then for purposes of determining the extent to which the options have vested, the executive officer's employment will be deemed terminated on the next occurring anniversary of the date of grant. Upon termination as a result of death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated.

        Stock option agreements between the Company and all of the named executive officers under the 2006 Plan provide that if the executive officer's employment is terminated for cause, then all of the vested and unvested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable as to any shares.

  2004 Stock Incentive Plan

        Stock option agreements between the Company and Messrs. Caldarelli, Fickett, Littman, Coleman and Beighley for options granted to those executive officers under the 2004 Stock Incentive Plan provide that, upon termination of employment with the Company (or the applicable subsidiary), any unvested options will be immediately cancelled. In the case of termination of employment as a result of death or disability, the portion of the option that was scheduled to vest on the next vesting date will become immediately vested. Upon termination as a result of death or disability, vested options will be exercisable for a period of one year after the termination date (or if earlier, the date that is 10 years after the date of grant of the applicable option), and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer's employment without cause or upon termination of his employment by the executive officer, vested options will be exercisable for a period of 90 days after the termination date (or if earlier, the date that is 10 years after the date of grant of the applicable option), and will, if unexercised after such period, be cancelled and terminated. If the executive officer's employment is terminated for cause, then all vested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable as to any shares.

Calculation of Potential Payments upon Termination or Change in Control

        The following table presents the Company's estimate of the benefits payable to the named executive officers under the agreements described above in connection with certain terminations of their employment with the Company or its subsidiaries, including those in connection with a change in control. In calculating the amount of any potential payments to the named executive officers, the Company has assumed that the applicable triggering event (i.e., termination of employment) occurred on September 28, 2007, and that the price per share of the Company's common stock is equal to the closing market price per share on September 28, 2007, the last trading day in fiscal year 2007.

Name	Compensation Element(3)	Termination Other than for Cause and Resignation for Good Reason— Not in Connection with Change of Control	Termination Other than for Cause and Resignation for Good Reason— In Connection with Change of Control	Termination for Cause or Resignation Other than for Good Reason	Death or Disability
O. Joe Caldarelli(1)	Base Salary Performance Bonus Option Acceleration Continuation of Benefits Total	$1,100,000(4) 3,083,153(5) 1,781,591(6) 160,755(7) $6,125,499	$1,375,000(10) 4,275,511(11) 1,781,591(6) 200,944(12) $7,633,046	— — — — —	— $956,110(14) 825,546(15) — $1,781,656
Joel A. Littman	Base Salary Performance Bonus Option Acceleration Continuation of Benefits 280G Tax Gross-Up Total	$390,000(4) 625,676(5) 607,787(6) 82,388(7) — $1,705,851	$520,000(10) 881,583(11) 607,787(6) 109,850(12) —(13) $2,119,220	— — — — — —	— $231,583(14) 271,993(15) — — $503,576
Robert A. Fickett	Base Salary Performance Bonus Option Acceleration Continuation of Benefits 280G Tax Gross-Up Total	$480,000(4) 1,109,921(5) 1,054,342(6) 94,639(7) — $2,738,902	$640,000(10) 1,652,650(11) 1,054,342(6) 126,185(12) —(13) $3,473,177	— — — — — —	— $352,650(14) 483,671(15) — — $836,321
Don C. Coleman(2)	Base Salary Performance Bonus Option Acceleration Continuation of Benefits Outplacement Services Total	$188,000(4) 119,373(8) — 48,337(7) 15,000(9) $370,710	$188,000(10) 119,373(8) — 48,337(12) 15,000(9) $370,710	— — — — — —	— — $141,797(15) — — $141,797
John R. Beighley(2)	Base Salary Performance Bonus Option Acceleration Continuation of Benefits Outplacement Services Total	$165,000(4) 113,808(8) — 65,248(7) 15,000(9) $359,056	$165,000(10) 113,808(8) — 65,248(12) 15,000(9) $359,056	— — — — — —	$28,227(16) — 82,428(15) — — $110,655

(1)
Section 280G tax gross-up amounts should not apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

(2)
Mr. Coleman and Mr. Beighley are not entitled to receive the benefits described in this table in the event of a voluntary termination of employment (whether or not for good reason).

(3)
Excludes any payments to be received upon termination of employment in connection with the non-qualified deferred compensation plan described above under "—Narrative Disclosure to Non-qualified Deferred Compensation Table" and the pension plan described above under "—Narrative Disclosure to Pension Benefits Table."

(4)
The amounts shown represent two years, 1.5 years, 1.5 years, one year and one year, respectively, of Mr. Caldarelli's, Mr. Fickett's, Mr. Littman's, Mr. Coleman's and Mr. Beighley's annual base salary (as applicable) as in effect on September 28, 2007. For Mr. Caldarelli, salary amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(5)
The amounts shown represent (i) the amount of the Management Incentive Plan awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2007 plus (ii) the average value of the amount paid under the Company's Management Incentive Plan for fiscal years 2004, 2005 and 2006 (A) to Mr. Caldarelli, multiplied by two, (B) to Mr. Fickett multiplied by 1.5 and (C) to Mr. Littman multiplied by 1.5. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(6)
The amounts shown represent the portion of Mr. Caldarelli's, Mr. Fickett's and Mr. Littman's unvested stock options as of September 28, 2007 and are based on the intrinsic value of the stock options as of such date. This was calculated by multiplying (i) the difference between the closing market price of a share of the Company's common stock on September 28, 2007 ($19.01) and the applicable exercise price of the option by (ii) the assumed number of shares subject to stock options vesting on an accelerated basis on September 28, 2007.

(7)
The amounts shown represent the aggregate value of the continuation of certain employee benefits for two years, 1.5 years, 1.5 years, one year and 1.5 years, respectively, for Mr. Caldarelli, Mr. Fickett, Mr. Littman, Mr. Coleman and Mr. Beighley. For purposes of the calculation of these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(8)
The amounts shown represent the amounts of (i) the Management Incentive Plan award that would have been payable to Mr. Coleman for fiscal year 2007 and (ii) the Management Incentive Plan award and Sales Incentive Plan award that would have been payable to Mr. Beighley for fiscal year 2007.

(9)
The amounts shown assume full outplacement services for a 12-month period with a firm providing transition support for executives.

(10)
The amounts shown represent 2.5 years, two years, two years, one year and one year, respectively, of Mr. Caldarelli's, Mr. Fickett's, Mr. Littman's, Mr. Coleman's and Mr. Beighley's annual base salary (as applicable) as in effect on September 28, 2007. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(11)
The amounts shown represent (i) the amount of the Management Incentive Plan awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2007 plus (ii) the highest amount paid under the Company's Management Incentive Plan during fiscal years 2004, 2005 and 2006 (A) to Mr. Caldarelli, multiplied by 2.5, (B) to Mr. Fickett multiplied by two and (C) to Mr. Littman multiplied by two. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(12)
The amounts shown represent the aggregate value of the continuation of certain employee benefits for 2.5 years, two years, two years, one year and one year, respectively, for Mr. Caldarelli, Mr. Fickett, Mr. Littman, Mr. Coleman and Mr. Beighley. For purposes of the calculation of these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(13)
The calculation of the potential 280G tax gross-up amounts reflect the reimbursement that we are required to pay to Mr. Fickett and Mr. Littman due to (i) excise taxes that are imposed upon the executive as a result of the change in control, (ii) income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the potential 280G gross-up amounts are based upon a 280G excise tax rate of 20% on payments that exceed the "base amount" as defined in the income tax regulations under Internal Revenue Code Section 280G, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 9.3% state income tax rate. For purposes of the 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

(14)
The amounts shown represent the amount of the Management Incentive Plan awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2007. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of US$1.00 to C$1.00.

(15)
The amounts shown represent the portion of Mr. Caldarelli's, Mr. Fickett's, Mr. Littman's, Mr. Coleman's and Mr. Beighley's unvested stock options as of September 28, 2007 that would accelerate upon termination for death or disability, and are based on the intrinsic value of the stock options as of such date. This was calculated by multiplying (i) the difference between the closing market price of a share of the Company's common stock on September 28, 2007 ($19.01) and the applicable exercise price of the option by (ii) the assumed number of shares subject to stock options vesting on an accelerated basis on September 28, 2007.

(16)
The amount shown represents the special death benefit Mr. Beighley would receive in the event of his death, as described in his employment letter.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of September 28, 2007 with respect to the Company's existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(3)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	1,379,614	$7.17	1,556,278	(4)
Equity compensation plans not approved by security holders(2)	1,791,467	$4.40	0

(1)
Consists of the Company's 2000 Stock Option Plan and 2006 Equity and Performance Incentive Plan.

(2)
Consists of the Company's 2004 Stock Incentive Plan.

(3)
An aggregate of 1,557,791 options, or 49% of the total outstanding options, were issued prior to the Company's initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were "rolled over" as an investment into the acquired company or through grants made as an adjustment to compensate optionholders for not participating in a 2005 $75.8 million special distribution to stockholders.

(4)
Includes 709,067 shares available for future issuance under the Company's 2006 Employee Stock Purchase Plan.

2004 Stock Incentive Plan

        In January 2004, the Company adopted the 2004 Stock Incentive Plan (the "2004 Plan") for the purpose of recruiting and retaining key employees, directors and consultants by providing incentives through the granting of awards under the 2004 Plan. The 2004 Plan was not approved by securityholders of the Company. All awards granted under the 2004 Plan are non-qualified options to purchase common stock, and the Company has ceased making awards under the 2004 Plan. Options granted under the 2004 Plan included time vesting options and performance-based vesting options. All outstanding options that were subject to performance-based vesting are fully vested.

        The 2004 Plan is administered by a Committee of the Board of Directors designated by the Board (the "2004 Plan Committee"), which committee is currently the Company's Compensation Committee. The 2004 Plan Committee has discretion and power in interpreting and operating the 2004 Plan. The exercise prices of the options granted under the 2004 Plan were determined by the 2004 Plan Committee and were set forth in individual stock option agreements. No option is exercisable more than 10 years after the date of grant.

        Generally, upon termination of employment, all unvested options under the 2004 Plan will immediately cease vesting and terminate. However, in the case of termination as a result of death or disability, the portion of the option that was scheduled to vest on the next vesting date will become immediately vested, and the remainder of the holder's unvested options under the 2004 Plan will terminate.

        If a holder's employment is terminated other than for death, disability or cause, then an optionholder's vested options under the 2004 Plan generally will remain exercisable for a 90-day period following termination (or, if earlier, the scheduled termination of the options), after which time all of the holder's unexercised options under the 2004 Plan will terminate.

        In the event of the death or disability of an optionholder, the holder's vested options will only be exercisable for the one-year period following the date of death (or, if earlier, the scheduled termination of the options). The options will terminate at the end of that period. If the employment of an optionholder is terminated for cause, then all of the holder's vested options under the 2004 Plan generally will immediately terminate and will no longer be exercisable.

        Upon a merger, reorganization or sale of substantially all of the assets of the Company or other change of control events specified in the 2004 Plan, the 2004 Plan Committee may, but will not be obligated to: (1) accelerate, vest or cause restrictions to lapse with respect to all or any portion of the options; (2) cancel the options for fair value, as determined in the sole discretion of the 2004 Plan Committee; (3) provide for the issuance of substitute options that will substantially preserve the otherwise applicable terms of any affected options previously granted under the 2004 Plan, as determined by the 2004 Plan Committee, in its sole discretion; or (4) provide that for a period of at least 15 days prior to the change of control transaction, the options will be exercisable as to all shares subject to the options and that upon the occurrence of the change of control, the options will terminate.

        In the event of any change in the outstanding shares of common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to stockholders of shares (but excluding any cash distribution or dividend) or any transaction similar to the foregoing, the 2004 Plan Committee, will make equitable, proportionate and appropriate substitutions or adjustments as to (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2004 Plan or pursuant to outstanding awards under the 2004 Plan, (2) the exercise price of any stock option or any stock appreciation right and/or (3) any other affected terms of such awards under the 2004 Plan. The foregoing adjustments will be made by the 2004 Plan Committee, whose determination as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

        Unless otherwise determined by the 2004 Plan Committee, an option will not be transferable or assignable by the participant other than by will or the laws of descent and distribution. An option exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributes of the participant.

45

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP ("KPMG"), the Company's independent auditor for the fiscal year ended September 28, 2007, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the fiscal year ended September 28, 2007. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG that firm's independence. The Audit Committee has concluded that KPMG's provision of audit-related and non-audit services to the Company is compatible with KPMG's independence.

        Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 28, 2007 be included in the Company's Annual Report on Form 10-K for such fiscal year.

  Audit Committee
  William P. Rutledge,   Chairperson
  Stephen R. Larson
  Michael Targoff

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected and appointed the firm of KPMG LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending October 3, 2008, and the Company seeks ratification of such appointment by its stockholders. KPMG LLP has audited the Company's financial statements since fiscal year 1995.

        Stockholder ratification of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's amended and restated bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company's stockholders.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

Fees Paid to Independent Public Accountants

        The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services during fiscal years 2007 and 2006, as well as out-of-pocket costs incurred in connection with these services (in thousands):

	Fiscal Year
	2007	2006
Audit Fees	$1,499	$730
Audit-related Fees	47	558
Tax Fees	—	—
All Other Fees	—	—

Total	$1,546	$1,288

Audit Fees

        Consists of fees for professional services rendered for the audit of the Company's financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. For fiscal year 2007, the audit scope was increased to include a review of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related Fees

        Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported under "Audit Fees." These services include consultations in connection with acquisitions and advice on other accounting-related matters. For fiscal year 2007, audit-related fees were primarily for Securities and Exchange Commission filings. For fiscal year 2006, audit-related fees were primarily for services related to the initial public offering of the Company's common stock.

Pre-approval Policies and Procedures

        Under the policies and procedures established by the Board of Directors of the Company, the Audit Committee must pre approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair such auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee.

        Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service submitted for pre-approval is permissible under all applicable legal requirements. The term of any pre-approval pursuant to the policy will be 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate pre-approval authority to one or more of its members provided that such member(s) is not a member of management. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Services

        The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-related Services and Tax Services

        The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and therefore the Audit Committee may pre-approve such services. The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence, and accordingly, the Audit Committee may pre-approve tax services.

All Other Services

        In addition, the Audit Committee may grant pre-approval to non-audit services not described above that it believes are routine and recurring services and that would not impair the independence of the auditor, provided that the Audit Committee cannot approve any services that constitute prohibited non-audit services under Securities and Exchange Commission rules.

Supporting Documentation

        With respect to each proposed pre-approved service, the independent auditor will provide back-up documentation to the Audit Committee as necessary to permit the Audit Committee to assess the impact of such services on the auditor's independence.

        The Audit Committee has determined that the non-audit services provided to the Company by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. Insiders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon the review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations that no other reports were required during the fiscal year ended September 28, 2007, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

        The Company's Audit Committee is responsible for reviewing and approving related party transactions subject to disclosure under Item 404 of Regulation S-K. While the Company has no formal policy or procedure for the review, approval or ratification of such related party transactions, the Audit Committee must review the material facts of any related party transaction and approve that transaction. In making its decisions to approve or ratify a related party transaction, the committee will consider factors such as whether the terms of the related party transaction are no less favorable than terms generally available in an arms' length transaction, the benefit of such transaction to the Company and the aggregate value of the transaction.

        In addition, the Company has a written conflicts of interest policy, which is part of the Company's code of legal and ethical conduct, that requires all employees and consultants to avoid situations that present an actual or potential conflict between personal interests and interests of the Company and/or its subsidiaries. Employees or consultants who are involved in a transaction, activity or relationship that constitutes or could reasonably constitute a conflict of interest, or any person who becomes aware of such conflict of interest, must promptly report it to his or her supervisor, department manager, human resources manager, division president or any other officer of the Company. Any manager receiving details regarding such potential conflict of interests must disclose the details to the division human resources manager and the division president, or to an officer of the Company, with final approval authority relating to conflicts of interests relating to employees or consultants resting with the division president or an officer of the Company. Actual or potential conflicts of interest involving executive officers or directors must be reported to the chairman of the Audit Committee and should be resolved by the Board of Directors. In addition, certain specific employee conflict of interest situations will require approval prior to engaging in the activity or approval prior to becoming employed by the Company (e.g., accepting employment or consulting work with another business enterprise that competes with the Company or engages in sale or purchase of products or service with the Company; holding certain financial interests, or having immediate family members with certain financial interests, in organizations with which the Company has a business relationship; and having personal relationships with another person who has significant financial or employment relationship with a competitor, customer or supplier of the Company). Failure to adhere to the provisions of the policy will result in disciplinary action, including leading up to termination of employment.

Certain Transactions

Amended and Restated Management Stockholders Agreement

        The Company, Cypress, outside directors and certain executive officers (together with certain of the outside directors, "management stockholders") entered into a management stockholders agreement dated as of January 23, 2004. This agreement contained restrictions on transfer, rights to repurchase shares of common stock held by such management stockholders upon their termination of employment, tag-along rights on certain transfers of common stock by Cypress, drag-along rights in favor of Cypress, rights of first refusal on transfers of common stock by management stockholders, call rights, voting agreements and non-competition and non-solicitation covenants. This agreement also contained piggyback registration rights in favor of the management stockholders and imposed certain lockup restrictions on such stockholders.

        In connection with the initial public offering of the Company's common stock, on April 27, 2006, the management stockholders agreement was amended and restated. All provisions of the original management stockholders agreement were terminated other than the registration rights and lock-up provisions.

        The amended and restated management stockholders agreement grants the management stockholders and certain of their permitted transferees customary piggyback registration rights. If at any time during the two-year period after the initial public offering of the Company's common stock the Company proposes to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, then the management stockholders may elect to include in, or piggyback on, the registration all or a portion of the shares of the Company's common stock held by them. The managing underwriter, if any, of the offering pursuant to the registration will have the right to limit the number of shares to be included by the management stockholders. In addition, the management stockholders may not (1) sell shares in a public offering if the managing underwriters determine in their reasonable judgment that such participation would have an adverse effect on such offering or (2) exercise piggyback rights to the extent that the exercise would result in a sale by a management stockholder, on a cumulative basis, of a greater percentage of such management stockholder's common stock than the percentage sold by Cypress. In addition, the Company would bear all registration expenses incurred in connection with these registrations, and the selling stockholders would pay all underwriting fees, discounts and commissions applicable to the sale of their securities. In addition, the amended and restated agreement provides that no further employees will become eligible for registration rights thereunder.

        The amended and restated management stockholders agreement imposes lock-up restrictions on the management stockholders, generally preventing them from selling the Company's common stock during certain periods following registered offerings of the Company's common stock that take place during the two-year period after the initial public offering of the Company's common stock.

Registration Rights Agreement

        The Company entered into a registration rights agreement with Cypress on January 23, 2004. In connection with the initial public offering of the Company's common stock, on April 27, 2006, this registration rights agreement was amended and restated. Under the amended and restated registration rights agreement, Cypress and its affiliates and certain persons who acquire the Company's common stock from them (the "Cypress Holders") have the right, subject to certain limitations, at any time on or after the date that is 180 days after the initial public offering of the Company's common stock, to demand that the Company file a registration statement under the Securities Act covering all or a portion of such Cypress Holders' shares of the Company's common stock. The Cypress Holders may not make more than six demands.

        In addition, the amended and restated registration rights agreement grants the Cypress Holders customary piggyback registration rights. If at any time after the initial public offering of the Company's common stock the Company proposes to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each of the Cypress Holders may elect to include in, or piggyback on, the registration all or a portion of the shares of the Company's common stock held by such Cypress Holders. However, the managing underwriter, if any, of the offering pursuant to the registration has the right to limit the number of shares to be included by these holders. In connection with an offering of common stock, the Company will agree to indemnify the selling Cypress Holders and their controlling persons against certain liabilities, including liabilities under the Securities Act. In addition, the Company will bear all registration expenses incurred in connection with these registrations. The selling stockholders will pay all underwriting fees, discounts and commissions applicable to the sale of their securities. For the first two demand registrations that are underwritten offerings, the Company will agree to use commercially reasonable efforts to make senior management available for road show presentations.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Any stockholder proposal intended for inclusion in the proxy material for the 2009 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of this proxy statement, on or before September 27, 2008 to be included in next year's mailing. Any such proposal will be subject to the requirements of Exchange Act Rule 14a-8.

        Stockholders intending to present a proposal at the Company's 2009 Annual Meeting must comply with the requirements and provide the information set forth in the Company's amended and restated bylaws. Under the Company's bylaws, a stockholder's proposal must be timely received. To be timely, the notice must be delivered personally to, or mailed to, and received at the executive office of the Corporation, addressed to the attention of the Corporate Secretary, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. However, in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than seventy 70 days from the anniversary date of the prior year's annual meeting of stockholders, to be timely, notice by the stockholder must be received (1) no earlier than 120 days prior to such annual meeting and (2) no later than the later of 90 days prior to such annual meeting and 10 days following the day on which public announcement of the date of such annual meeting is first made. If any stockholder proposal is received untimely, the Company will not be required to present it at the 2009 Annual Meeting.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS

        The Company's Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

        The information contained in the "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee" and the Company-operated websites referenced in this proxy statement will not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act and will not be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2007 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2007 TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CPI INTERNATIONAL, INC., 811 HANSEN WAY, PALO ALTO, CALIFORNIA 94303, ATTENTION: INVESTOR RELATIONS.

CPI INTERNATIONAL, INC.
PROXY
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS—FEBRUARY 26, 2008

        The undersigned hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders of CPI International, Inc. (the "Company") and the accompanying proxy statement relating to the above-referenced Annual Meeting, and hereby appoints each of O. Joe Caldarelli, Joel A. Littman and Robert A. Fickett, or any of them, with full power of substitution in each, as attorneys and proxies of the undersigned.

        Said proxies are hereby given authority to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the matters set forth on the reverse side and in the manner designated thereon.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\    FOLD AND DETACH HERE    /\

ANNUAL MEETING OF STOCKHOLDERS OF
CPI INTERNATIONAL, INC.

February 26, 2008

Please date, sign and mail your proxy card in the envelope
provided as soon as possible.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR ALL	WITHHELD FOR ALL
ITEM 1—	Election of two directors to serve for a three-year term ending at the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:	☐	☐
Nominees:
01 William P. Rutledge
02 Michael Targoff
Withheld for the nominee you list below: (Write that nominee's name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2—	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2008.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE "FOR" THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Signature	Signature	Date

NOTE: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in the full corporate name by a duly authorized officer, stating the officer's title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

/\    FOLD AND DETACH HERE    /\

QuickLinks

GENERAL
SOLICITATION OF PROXIES
VOTING
Outstanding Shares, Quorum and Vote Required
Abstentions, Withheld Votes and Broker Non-votes
Revocation of Proxies
Appraisal and Dissenters' Rights
ATTENDANCE AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Composition of the Board of Directors
Independence of Directors
Meetings of the Board of Directors and Committees; Attendance at Annual Meetings
Committees of the Board of Directors
Director Nomination Process
Executive Sessions
Stockholder Communications with Directors
Code of Legal and Ethical Conduct
DIRECTOR COMPENSATION
Director Compensation Table
Narrative to Director Compensation Table
EXECUTIVE COMPENSATION
Forward-looking Statements
Compensation Discussion and Analysis
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Summary Compensation Table
Grants of Plan-based Awards For Fiscal Year 2007
Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Public Accountants
Pre-approval Policies and Procedures
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Review, Approval or Ratification of Transactions with Related Persons
Certain Transactions
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS